Exhibit 10.1

AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of June 3, 2005

among

AMERICAN STATES WATER COMPANY,

as Borrower,

THE LENDERS NAMED HEREIN

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Lead Arranger

4.5	Financial Statements	30
4.6	No Other Liabilities; No Material Adverse Changes	30
4.7	Title to and Location of Property	31
4.8	Intangible Assets	31
4.9	Litigation	31
4.10	Binding Obligations	31
4.11	No Default	31
4.12	ERISA	31
4.13	Regulation U; Investment Company Act	32
4.14	Disclosure	32
4.15	Tax Liability	32
4.16	Projections	32
4.17	Hazardous Materials	32
4.18	Employee Matters	32
4.19	Fiscal Year	32
4.20	Solvency	32

Article 5. AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)		32

5.1	Payment of Taxes and Other Potential Liens	32
5.2	Preservation of Existence	33
5.3	Maintenance of Properties	33
5.4	Maintenance of Insurance	33
5.5	Compliance With Laws	33
5.6	Inspection Rights	33
5.7	Keeping of Records and Books of Account	33
5.8	Compliance With Agreements	33
5.9	Use of Proceeds	33
5.10	Hazardous Materials Laws	33
5.11	Minimum Debt Rating	34
5.12	Syndication Process	34

Article 6. NEGATIVE COVENANTS		34

6.1	Prepayment of Indebtedness	34
6.2	Prepayment of Subordinated Obligations	34
6.3	Disposition of Property	34
6.4	Mergers	34
6.5	Hostile Tender Offers	34
6.6	Distributions	34
6.7	ERISA	35
6.8	Change in Nature of Business	35
6.9	Liens and Negative Pledges	35
6.10	Indebtedness and Guaranty Obligations	35
6.11	Transactions with Affiliates	35
6.12	Total Funded Debt Ratio	35
6.13	Interest Coverage Ratio	36
6.14	Investments and Acquisitions	36
6.15	Operating Leases	36
6.16	Amendments	36
6.17	Use of Lender’s Name	36

6.18	Change of Fiscal Periods	36

Article 7. INFORMATION AND REPORTING REQUIREMENTS		36

7.1	Financial and Business Information	36
7.2	Compliance Certificates	38

Article 8. CONDITIONS		38

8.1	Closing Date Advances	38
8.2	Any Advance	39

Article 9. EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT		40

9.1	Events of Default	40
9.2	Remedies Upon Event of Default	41

Article 10. THE ADMINISTRATIVE AGENT		42

10.1	Appointment and Authorization	42
10.2	Administrative Agent and Affiliates	42
10.3	Proportionate Interest in any Collateral	42
10.4	Lenders’ Credit Decisions	43
10.5	Action by Administrative Agent	43
10.6	Liability of Administrative Agent	43
10.7	Indemnification	44
10.8	Successor Administrative Agent	44
10.9	No Obligations of Borrower	45

Article 11. MISCELLANEOUS		45

11.1	Cumulative Remedies; No Waiver	45
11.2	Amendments; Consents	45
11.3	Costs and Expenses	45
11.4	Nature of Lenders’ Obligations	46
11.5	Survival of Representations and Warranties	46
11.6	Notices	46
11.7	Execution of Loan Documents	47
11.8	Binding Effect; Assignment	47
11.9	Right of Setoff	48
11.10	Sharing of Setoffs	49
11.11	Indemnity by Borrower	49
11.12	Nonliability of the Lenders	50
11.13	No Third Parties Benefited	50
11.14	Confidentiality	50

11.15	Further Assurances	51
11.16	Integration	51
11.17	Governing Law	51
11.18	Severability of Provisions	51
11.19	Headings	51
11.20	Time of the Essence	51
11.21	Foreign Lenders and Participants	51
11.22	Waiver of Right to Trial by Jury	52
11.23	Purported Oral Amendments	52
11.24	Replacement of Lender	52
11.25	USA Patriot Act Notice	52

Exhibits

A	-	Assignment and Acceptance
B	-	Compliance Certificate
C	-	Letter of Credit Agreement
D	-	Note
E	-	Opinion of Counsel
F	-	Request for Borrowing
G	-	Request for Continuation/Conversion
H	-	Request for Letter of Credit
I	-	Adjusting Purchase Payments

Schedules

1.1	Lender Commitments/Pro Rata Shares
1.3	Material Contracts
4.4	Subsidiaries
4.7	Existing Liens, Negative Pledges and Rights of Others
4.8	Intangible Assets
4.9	Material Litigation
4.17	Hazardous Materials Matters
6.14	Existing Investments

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 3, 2005

This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each lender whose name is set forth on the signature pages of this Agreement and each lender that may hereafter become a party to this Agreement pursuant to Section 11.8 (each a “Lender” and collectively, “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lead Arranger.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1.
DEFINITIONS AND ACCOUNTING TERMS

1.1    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Person” means (a) any Person that is the subject of an Acquisition after the Closing Date and (b) any assets constituting a discrete business or operation unit that is the subject of an Acquisition after the Closing Date.

“Acquisition” means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires in one transaction or as the most recent transaction in a series of transactions control of Securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person that is not managed by a board of directors or other governing body.

“Administrative Agent” means Wells Fargo when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

“Advance” means any advance made or to be made by any Lender to Borrower as provided in Section 2.1(a).

“Advances for Construction” means funds advanced by any person in connection with the addition of utility plant which funds are subject to refund and, in accordance with GAAP as in effect on the date hereof, are reflected as “Other Credits” in the financial statements of Borrower and its Subsidiaries, until refunded.

“Aerojet Write-Off” means any write-off of regulatory assets that may be required as a result of the failure of the California Public Utilities Commission to approve all, or in part, the request of SCW to amortize the remainder of the costs in the memorandum account established by SCW to record the costs incurred in connection with prosecuting the water contamination lawsuits filed by SCW against the State of California and Aerojet General Corporation.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the Securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such Securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.

“Aggregate Effective Amount” means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by Issuing Lender plus (b) the aggregate amounts paid by Issuing Lender under such Letters of Credit not then reimbursed to Issuing Lender by Borrower pursuant to Section 2.5(d) and not the subject of one or more Advances made pursuant to Section 2.5(e) or (f).

“Alternate Base Rate” means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus ½ of 1% (50 basis points).

“Alternate Base Rate Advance” means an Advance that bears interest in relation to the Alternate Base Rate as provided in Section 3.1(b).

“Applicable Alternate Base Rate Margin” means, with respect to any Alternate Base Rate Advance, for each Pricing Period, the interest rate margin set forth below

(expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	0
II	0
III	0
IV	0
V	0

“Applicable Commitment Fee Margin” means, for each Pricing Period, the margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	7.5
II	10.0
III	12.5
IV	15.0
V	17.5

“Applicable Eurodollar Rate Margin” means, with respect to any Eurodollar Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	50.0
II	62.5
III	75.0
IV	87.5
V	100.0

“Applicable Letter of Credit Fee Rate” means, as of any date of determination, the then effective Applicable Eurodollar Rate Margin.

“Applicable Pricing Level” means,  for each Pricing Period the pricing level set forth below opposite the Debt Rating achieved by Borrower as of the first day of that Pricing Period:

Pricing Level	Debt Rating

I	Greater than or equal to A1 / A+
II	Less than A1 / A+ but greater than or equal to A2 / A
III	Less than A2 / A but greater than or equal to A3 / A-
IV	Less than A3 / A- but greater than or equal to Baa2/BBB
V	Less than Baa2/BBB

provided that in the event that the then prevailing Debt Ratings are “split ratings”, Borrower will receive the benefit of the higher Debt Rating, unless the split is a “double split rating” (in which case the pricing level applicable to the middle Debt Rating will apply) or a “triple split rating” (in which case the pricing level applicable to the Debt Rating above the Debt Rating applicable to the lowest pricing level will apply). For purposes hereof, a Debt Rating is only a “split rating” if the Debt Rating applies to a different pricing level.

“Assignment and Acceptance” means an assignment and acceptance agreement substantially in the form of Exhibit A.

“Banking Day” means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in California or New York.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same type.

“Capital Expenditure” means any expenditure that is treated as a capital expenditure under GAAP, including any expenditure that is required to be capitalized in accordance with GAAP that relates to an asset subject to a Capital Lease.

“Capital Lease” means, as to any Person, a lease of any Property by that Person as lessee that is, or should be in accordance with GAAP (including Financial Accounting Standards Board Statement No. 13, as amended or superseded from time to time), recorded as a “capital lease” on the balance sheet of that Person prepared in accordance with GAAP.

“Capital Lease Obligations” means all monetary obligations of a Person under any Capital Lease.

“Cash” means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

“Cash Equivalents” means, when used in connection with any Person, that Person’s Investments in:

(a)    Government Securities due within one year after the date of the making of the Investment;

(b)    readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody’s or AA by S&P, in each case due within one year from the making of the Investment;

(c)    certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

(d)    certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of

America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

(e)    repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(f)    readily marketable commercial paper or other debt Securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody’s or A-1 by S&P, in each case due within one year after the date of the making of the Investment;

(g)    “money market preferred stock” issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by Lender or a bank described in clauses (c) or (d) above; provided that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $10,000,000;

(h)    a readily redeemable “money market mutual fund” sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P; and

(i)    corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; provided that (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P, (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $10,000,000.

“Certificate” means a certificate signed by a Senior Officer or Responsible Official (as applicable) of the Person providing the certificate.

“Change in Control” means any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole to any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), (b) Borrower shall fail to own, directly or indirectly, 100% of the outstanding capital stock or other equity interests of any Closing Date Subsidiary, (c) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, 20% or more of the capital stock or other equity interests of Borrower, (d) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24-month period were directors of Borrower (together with any new director whose election by Borrower’s board of directors or whose nomination for election by Borrower’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Borrower then in office or (e) any transaction or series of related transactions constituting a “change in control” or similar occurrence under documentation evidencing or governing Indebtedness of Borrower and/or any of its Subsidiaries of $1,000,000 or more, which gives the holder(s) of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

“Closing Date” means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Closing Date Lenders of the date that is the Closing Date.

“Closing Date Lenders” means Wells Fargo, CoBank, ACB, Union Bank of California, N.A., Comerica Bank, The Northern Trust Company, and any other lender party to this Agreement as of the Closing Date.

“Closing Date Subsidiaries” means SCW, American States Utility Services, Inc., a California corporation, Chaparral City Water Company, an Arizona corporation, California Cities Water Company, Inc., a California corporation, AWR Merger Company, a California corporation, and Fort Bliss Water Services Company, a Texas corporation.

“Code” means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

“Commitment” means with respect to each Lender, the commitment of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section 2.6 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The initial amount of each Lender’s Commitment is set forth on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $85,000,000.

“Compliance Certificate” means a certificate in the form of Exhibit B, properly completed and signed by the president or chief financial officer of Borrower.

“Continuation,” “Continue” and “Continued” each refers to a continuation of Eurodollar Rate Advances from one Eurodollar Period to the next Eurodollar Period pursuant to Section 2.4(c).

“Contractual Obligation” means, as to any Person, any provision of any outstanding Security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

“Conversion,” “Convert” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.4(a) or 2.4(b).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

“Debt Ratings” means, as of each date of determination, (a) in the event such a credit rating is issued by either Moody’s or S&P, the bank debt credit rating assigned to the Indebtedness evidenced by this Agreement by that credit reporting agency, or (b) if no bank debt credit rating is assigned, the most creditworthy credit rating, actual or implicit, assigned to senior unsecured Indebtedness of Borrower by that credit rating agency.

“Default” means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

“Default Rate” means the interest rate prescribed in Section 3.7.

“Designated Deposit Account” means a deposit account to be maintained by Borrower with Wells Fargo or one of its Affiliates, as from time to time designated by Borrower by written notification to the Administrative Agent.

“Designated Eurodollar Market” means, with respect to any Eurodollar Rate Advance, the London Eurodollar Market.

“Disqualified Stock” means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt Security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

“Disposition” means the sale, transfer or other disposition (each, a “Transfer”) in any single transaction or series of related transactions of any asset, or group of related assets, of Borrower or any Subsidiary other than (a) a Transfer of Cash, Cash Equivalents, Investments (other than Investments in a Subsidiary), Inventory or other assets sold or otherwise disposed of in the ordinary course of business of Borrower or any Subsidiary, (b) a Transfer of equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or any Subsidiary and (c) a Transfer of obsolete assets no longer useful in the business of Borrower or any Subsidiary whose carrying value on the books of Borrower or such Subsidiary is less than $1,000,000 and (d) a Transfer to Borrower or a wholly-owned Subsidiary of Borrower.

“Distribution” means, with respect to any equity interest or Security issued by a Person, or any warrant or right to acquire any equity interest or Security of a Person, (a) the retirement, redemption, purchase, or other acquisition for value by such Person of any such equity interest or Security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than in common stock or an equivalent equity interest of such Person) on or with respect to any such equity interest or Security, (c) any Investment by such Person in the holder of any such equity interest or Security, and (d) any other payment by such Person constituting a distribution under applicable Laws with respect to such equity interest or Security.

“Dollars” or “$” means United States of America dollars.

“EBITDA” means, with respect to any fiscal period, the sum of (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus (c) any extraordinary gain reflected in such Net Income, plus (d) Interest Expense of Borrower and its Subsidiaries for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), plus (f) depreciation and amortization expense of Borrower and its Subsidiaries for that period, plus (g) (i) the actual amount of the Aerojet Write-Off taken during such period (provided that for purposes of this calculation, such amount shall not exceed $16,000,000) and (ii) all other non-cash, extraordinary expenses of Borrower and its Subsidiaries for that period acceptable, in the case of clause (ii), to the Requisite Lenders, in each case as determined in accordance with GAAP, consistently applied and, in the case of items (d), (e), (f), and (g) only to the extent reflected in the determination of Net Income for that period.

“Eligible Assignee” means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having total assets of $250,000,000 or more, (d) any (i) savings bank, savings and loan association, finance company or similar financial institution or entity or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has total assets of $250,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank (as reasonably determined by the assigning Lender) and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that each Eligible Assignee must either (x) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (y) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (1) act hereunder through a branch, agency or funding office located in the United States of America and (2) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

“ERISA Affiliate” means, with respect to any Person, any Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

“Eurodollar Banking Day” means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

“Eurodollar Base Rate” means with respect to any Eurodollar Rate Advance comprising part of the same Borrowing, the interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Lender to prime banks in the Designated Eurodollar Market at or about 10:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance to be made by the Eurodollar Reference Lender comprising part of such Borrowing and for a period of time comparable to the number of days in the applicable Eurodollar Period. The determination of the Eurodollar Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

“Eurodollar Lending Office” means, as to each Lender, its office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

“Eurodollar Market” means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

“Eurodollar Obligations” means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

“Eurodollar Period” means, as to each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months (or, if available to all Lenders, 9 or 12 months) thereafter, as specified by Borrower in the applicable Request for Borrowing or Request for Continuation/Conversion provided that:

(a)    The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

(b)    Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the immediately succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the immediately preceding Eurodollar Banking Day; and

(c)    No Eurodollar Period for any Eurodollar Rate Advance shall extend beyond the Maturity Date.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of one percent) determined pursuant to the following formula:

Eurodollar		Eurodollar Base Rate
Rate	=	1.00-Eurodollar Reserve
Percentage

“Eurodollar Rate Advance” means an Advance that bears interest in relation to the Eurodollar Rate as provided in Section 3.1(c).

“Eurodollar Reference Lender” means Wells Fargo or the Administrative Agent if Wells Fargo is no longer the Administrative Agent.

“Eurodollar Reserve Percentage” means, with respect to any Eurodollar Rate Advance comprising part of the same Borrowing, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of one percent) in effect on the date the Eurodollar Base Rate for the Borrowing of which such Eurodollar Rate Advance is a part is determined (whether or not such reserve percentage is applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) having a term comparable to the Eurodollar Period for such Eurodollar Rate Advance. The determination by the Administrative Agent of any applicable Eurodollar Reserve Percentage shall be conclusive in the absence of manifest error.

“Event of Default” shall have the meaning provided in Section 9.1.

“Federal Funds Rate” means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such date opposite the caption “Federal Funds (Effective)”. If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal

Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such date under the caption “Federal Funds Effective Rate”. If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

“Fiscal Quarter” means any fiscal quarter of Borrower and its Subsidiaries ending on each March 31, June 30, September 30 and December 31.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on each December 31.

“GAAP” means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term “consistently applied,” as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

“Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

“Governmental Agency” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

“Guaranty Obligation” means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep-well” or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection or similar arrangements in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower and its Subsidiaries.

“Hazardous Materials” means oil or petrochemical products, poly-chlorinated biphenyls, asbestos, urea formaldehyde, flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including any substances considered “hazardous substances,” “hazardous wastes,” “hazardous materials,” “infectious wastes”, “pollutant substances”, “solid waste” or “toxic substances” under any Hazardous Materials Laws.

“Hazardous Materials Laws” means all Laws pertaining to the treatment, transportation or disposal of Hazardous Materials on or about any Real Property owned or leased by Borrower or any Subsidiary thereof, or any portion thereof, including without limitation the following: the Federal Water Pollution Control Act (33 U.S.C. § 1251, et seq.), the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901, et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.) and the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, as amended (44 U.S.C. § 1801, et seq.), the Toxic

Substances Control Act, 15 U.S.C. § 2601 et seq., the California Health and Safety Code (Section 25100, et seq.), the California Water Code and the California Administrative Code, in each case as such Laws are amended from time to time.

“Indebtedness” means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers’ acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Interest Rate Protection Agreements. For the avoidance of doubt, (i) Advances for Construction of any Subsidiary of the Borrower in the ordinary course of business, and (ii) the purchase price obligation in connection with a Military Utility Privatization, to the extent that such obligation is recorded as a liability offset by a receivable in the same amount on the financial statements of Borrower, will not constitute Indebtedness hereunder.

“Intangible Assets” means assets that are considered intangible assets under GAAP, including customer lists, goodwill, covenants not to compete, copyrights, trade names, trademarks and patents.

“Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a)  EBITDA for the Rolling Period ending on that date, to (b) Interest Expense of Borrower and its Subsidiaries for such Rolling Period.

“Interest Expense” means, with respect to any Person and as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

“Interest Rate Protection Agreement” means a written agreement between Borrower and one or more financial institutions providing for “swap”, “cap”, “collar” or other interest rate protection with respect to any Indebtedness.

“Investment” means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other Securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership, limited liability company and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or has been converted into Cash), without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Lender” means Wells Fargo, when acting in its capacity as Issuing Lender under any of the Loan Documents (including such other Persons that may act as agent for and on behalf of Wells Fargo) or any successor Issuing Lender.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

“Lead Arranger” means Wells Fargo Bank, National Association.

“Lender” means each Closing Date Lender and each lender that may hereafter become a party to this Agreement pursuant to Section 11.8.

“Letter of Credit” means any of the standby letters of credit issued by the Issuing Lender under the Revolving Facility pursuant to Section 2.5, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Letter of Credit Agreement” means the standby letter of credit agreement executed by Borrower in connection with the Original Credit Agreement and attached hereto in the form of Exhibit C, either as originally executed or as it may from time to time be supplemented, modified, amended, extended, restated or supplanted.

“Letter of Credit Collateral Account” means a deposit account to be maintained at Wells Fargo in the name of the Administrative Agent, for the benefit of the Lenders, which account shall be held as collateral for any and all Obligations incurred by Borrower or its Subsidiaries in connection with any Letter of Credit outstanding subsequent to the Maturity Date.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable Law of any jurisdiction with respect to any Property.

“Loan Documents” means, collectively, this Agreement, the Notes, the Letter of Credit Agreement, any Request for Borrowing, any Request for Letter of Credit (and any corresponding application and/or reimbursement agreement with respect to any Letter of Credit), any Compliance Certificate, and any other agreements of any type or nature hereafter executed and delivered by Borrower or any other Party to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Material Adverse Effect” means any set of circumstances or events which (a) has had or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) has been or would reasonably be expected to be material and adverse to the business, condition (financial or otherwise), prospects or operations of Borrower and its Subsidiaries, taken as a whole, (c) has materially impaired or would reasonably be expected to materially impair the ability of Borrower to perform the Obligations, or (d) has materially impaired or would reasonably be expected to materially impair the ability of Borrower to perform its Obligations under the Loan Documents.

“Material Contracts” means, collectively, (a) the agreements identified on Schedule 1.3 attached hereto and (b) any other agreement that would, if terminated, materially affect the business, condition (financial or otherwise), prospects or operations of Borrower and its Subsidiaries, taken as a whole.

“Maturity Date” means the earlier of (a) June 3, 2010 and (b) the termination or cancellation of the Revolving Facility (and all of the Commitments pertaining thereto) pursuant to the terms of this Agreement.

“Maximum Revolving Credit Amount” means $85,000,000.00.

“Military Utility Privatization” means the acquisition of a water or wastewater system or systems from the U.S. Government pursuant to 10 USC §2688 in connection with a contract to provide utility services. It is understood that, in accordance with GAAP as in effect on the date hereof, the water and wastewater systems acquired are not reflected as fixed assets on the financial statements of the Borrower and the purchase price obligation is recorded as a liability offset by a receivable in the same amount, thereby having no effect on the financial position of the Borrower.

“Monthly Payment Date” means the last Banking Day of each calendar month.

“Moody’s” means Moody’s Investor Service, Inc. and its successors.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contributes, is obligated to contribute or has had an obligation to contribute.

“Negative Pledge” means a Contractual Obligation which contains a covenant binding on Borrower or any Subsidiary that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the Property that is the subject of such Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

“Net Income” means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

“Note” means any of the promissory notes made by Borrower to a Lender evidencing Advances under that Lender’s Commitment, substantially in the form of Exhibit D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

“Obligations” means all present and future obligations of every kind or nature of Borrower at any time and from time to time owed to the Lenders, the Administrative Agent and/or the Issuing Lender, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower.

“Opinion of Counsel” means the favorable written legal opinion of O’Melveny & Myers LLP, special counsel to Borrower, substantially in the form of Exhibit E.

“Original Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Original Credit Agreement.

“Original Credit Agreement” means the Credit Agreement, dated as of June 6, 2002 by and among Borrower, each of the Original Lenders from time to time parties thereto, and the Original Administrative Agent, as amended, supplemented or otherwise modified from time to time prior to the date hereof.

“Original Lenders” means each of the Lenders from time to time parties to the Original Credit Agreement.

“Party” means any Person other than Lenders and/or Administrative Agent, which now or hereafter is a party to any of the Loan Documents.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

“Pension Plan” means any “pension plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is maintained by Borrower or to which Borrower contributes or has or has had an obligation to contribute.

“Permitted Acquisition” means an Acquisition by Borrower or any wholly-owned Subsidiary of Borrower of all or substantially all of the assets of, or all of the capital stock or other equity interests of, an Acquired Person engaged in similar or related line(s) of business as Borrower or any of its Subsidiaries, provided, that:

(a)    if such Acquisition is of all of the capital stock or other equity interests of the Acquired Person, such Acquired Person is merged with and into Borrower or such Subsidiary substantially simultaneously with such party’s acquisition of such capital stock or other equity interests or becomes a wholly-owned Subsidiary of Borrower or such Subsidiary;

(b)    in the case of the Acquisition of the capital stock or other equity interest of an Acquired Person, the board of directors (or comparable governing body) of such Acquired Person shall have duly approved such Acquisition;

(c)    Borrower shall have delivered a pro-forma Compliance Certificate for the most recently completed Rolling Period, demonstrating that, upon giving effect to the proposed Acquisition as of the last day of such Rolling Period, Borrower and its Subsidiaries shall be in compliance with the covenants set forth in Sections 6.12 and 6.13;

(d)    such Acquired Person shall have had a positive “EBITDA” for the twelve-month fiscal period immediately preceding the date of such Acquisition (with EBITDA calculated for such Acquired Person in a manner consistent with the calculation of EBITDA for Borrower and its Subsidiaries specified herein);

(e)    at the time of such Acquisition, each of the representations and warranties contained in the Loan Documents shall be true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date), no Default or Event of Default shall have occurred and remain in effect and after giving effect to such Acquisition, on a pro forma combined basis, (i) no Default of Event of Default would have occurred at any time during the twelve-month fiscal period immediately preceding the date of such Acquisition assuming that such Acquisition had occurred on the first day of such period and (ii) Borrower and its Subsidiaries, on a projected basis, will be in compliance with Section 6.12 and 6.13, as of each of the four Fiscal Quarters ending after the date of the Acquisition, as reflected in updated projections provided by Borrower to the Administrative Agent and the Lenders prior to the effective date of such Acquisition;

(f)    if such Acquisition involves the purchase of an interest in a partnership between Borrower (or a Subsidiary of Borrower) as a general partner and entities unaffiliated with Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by Borrower newly formed for the sole purpose of effecting such transaction;

(g)    the Indebtedness assumed or consideration paid or payable in cash in connection with such Acquisition shall not exceed the lesser of (x) $15,000,000 and (y) the fair market value thereof; and

(h)    the Indebtedness assumed or consideration paid or payable in cash in connection with such Acquisition, when taken together with each other Permitted Acquisitions consummated since the Closing Date shall not exceed $25,000,000 in the aggregate.

“Permitted Acquisition Indebtedness” means Indebtedness in existence at the time of, and assumed by Borrower or its Subsidiaries in connection with, a Permitted Acquisition provided that (a) such Indebtedness was not created in contemplation of such Permitted Acquisition and (b) the aggregate amount of all such Indebtedness does not at any time exceed $10,000,000.

“Permitted Capital Asset Indebtedness” means Indebtedness of Borrower and its Subsidiaries consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness; provided that the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 at any one time outstanding (as determined in accordance with GAAP consistently applied).

“Permitted Encumbrances” means:

(a)    Inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to an impending risk of loss or forfeiture;

(b)    Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to an impending risk of loss or forfeiture;

(c)    defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(d)    easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(e)    easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(f)    rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

(g)    rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

(h)    present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

(i)    statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to an impending risk of loss or forfeiture;

(j)    covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(k)    rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

(l)    Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(m)    Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, provided the aggregate value of all such pledges and deposits (excluding the property subject to such lease) in connection with any such lease does not at any time exceed 10% of the annual fixed rentals payable under such lease;

(n)    Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);

(o)    Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;

(p)    any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, but only to the extent such interest or title pertains solely to the property leased, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(q)    Liens consisting of deposits of Property to secure statutory obligations of Borrower; and

(r)    Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds.

“Permitted Right of Others” means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance or other encumbrance permitted pursuant to Section 6.9, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets or other similar Property granted in the ordinary course of business.

“Person” means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

“Platform” means an electronic delivery system (which may be provided by Administrative Agent, an Affiliate of Administrative Agent or any Person that is not an Affiliate of Administrative Agent), such as IntraLinks or a substantially similar electronic system.

“Pricing Occurrence” means with respect to any change in the Debt Rating which results in a change in the Applicable Pricing Level, the date which is five (5) Banking Days after the Administrative Agent has received evidence reasonably satisfactory to it of such change.

“Pricing Period” means (a) the period commencing on the Closing Date and ending on the first Pricing Occurrence to occur thereafter and (b) each subsequent period commencing on the date of a Pricing Occurrence and ending on the next Pricing Occurrence to occur.

“Prime Rate” means the rate of interest most recently announced within Wells Fargo, at its principal office in San Francisco, California, as its “prime rate.” The “prime rate” is one of several base rates used by Wells Fargo and serves as the basis upon which effective rates of interest are calculated for loans and other credits making reference thereto. The “prime rate” is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in the Prime Rate shall take effect on the day the change is announced within Wells Fargo.

“Projections” means the financial projections of Borrower and its Subsidiaries heretofore and hereafter distributed by or on behalf of Borrower to the Administrative Agent.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender’s Commitment (or, if such Commitment shall have expired or been terminated, the amount of such Lender’s Advances), and the denominator of which is the aggregate Commitments or Advances, as the case may be, at such time, multiplied by (b) such amount. Schedule 1.1 sets forth the Pro Rata Shares of the Closing Date Lenders as of the Closing Date.

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31.

“Real Property” means, as of any date of determination, all real property then or theretofore owned, leased or occupied by Borrower or any Subsidiary.

“Regulation D” means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

“Regulation U” means Regulation U, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

“Request for Borrowing” means a written request for a Borrowing substantially in the form of Exhibit F, signed by a Responsible Official of Borrower, and properly completed to provide all information required to be included therein.

“Request for Continuation/Conversion” means a written request to Continue or Convert a Borrowing substantially in the form of Exhibit G, signed by a Responsible Official of Borrower, and properly completed to provide all information required to be included therein.

“Request for Letter of Credit” means a written request for a Letter of Credit substantially in the form of Exhibit H, signed by a Responsible Official of Borrower, and properly completed to provide all information required to be included therein.

“Requirement of Law” means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Requisite Lenders” means, (a) as of any date of determination if the Commitments are then in effect, Lenders having in the aggregate more than 50% of such aggregate Commitments, and (b) as of any date of determination if the Commitments have then been terminated and there is then any outstanding Indebtedness evidenced by the Notes, the Swing Line Documents and/or Letters of Credit, Lenders owed or holding in the aggregate more than 50% of then applicable Revolving Credit Facility Usage.

“Responsible Official” means, as to any Person, (a) when used with reference to a Person other than an individual, a corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, corporate officer of a corporate general partner of a partnership that is a general partner of such Person, manager or managing member (in the case of a Person that is a limited liability company), or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any Subsidiary as having been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of Borrower or such Subsidiary.

“Revolving Credit Facility Usage” means, as of any date of determination, the sum of (a) the aggregate principal amount of funded Indebtedness then outstanding under the Notes plus (b) the Aggregate Effective Amount under all outstanding Letters of Credit plus (c) the Swing Line Outstandings.

“Revolving Facility” means the revolving credit facility provided hereunder in respect of the aggregate Commitments.

“Right of Others” means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that (a) no covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

“Rolling Period” means any period of four consecutive Fiscal Quarters of Borrower and its Subsidiaries.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback” means, with respect to any Person, the sale of Property owned by that Person (the “Seller”) to another Person (the “Buyer”), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.

“SCW” means Southern California Water Company, a California corporation and wholly-owned Subsidiary of Borrower.

“Security” means any capital stock, share, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, limited partnership interest, member interest, or any warrant, option or other right to purchase or acquire any of the foregoing.

“Senior Officer” means (a) the chief executive officer, (b) the president, (c) any executive vice president, (d) the chief financial officer, (e) the treasurer, or (f) any assistant treasurer, in each case of any Person.

“Solvent” means, as of any date of determination, and as to any Person, that on such date: (a) the fair valuation of the assets of such Person is greater than the fair valuation of such Person’s probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature; (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, which would leave such Person with assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction (including, in the case of Borrower, the transactions occurring on the Closing Date); and (d) such Person is generally paying its debts as they become due. For purposes of the foregoing (1) the “fair valuation” of any assets means the amount realizable within a reasonable time, either through collection or sale, of such assets at their regular market value, which is the amount obtainable by a capable and diligent businessman from an interested buyer willing to purchase such assets within a reasonable time under ordinary circumstances; and (2) the term “debts” includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent.

“Special Eurodollar Circumstance” means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority.

“Stockholders’ Equity” means, as of any date of determination and with respect to Borrower and its Subsidiaries, the consolidated stockholders’ equity of Borrower and its Subsidiaries as of that date determined in accordance with GAAP; provided that there shall be excluded from Stockholders’ Equity (i) any amount attributable to Disqualified Stock and (ii) any actual reduction attributable to the Aerojet Write-Off in an amount not to exceed $16,000,000.

“Swing Line” means the revolving line of credit established by the Swing Line Lender in favor of Borrower pursuant to Section 2.8.

“Swing Line Documents” means the promissory note and any other documents executed by Borrower in favor of the Swing Line Lender in connection with the Swing Line.

“Swing Line Lender” means Wells Fargo.

“Swing Line Loans” means loans made by the Swing Line Lender to Borrower pursuant to Section 2.8.

“Swing Line Outstandings” means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

“Subordinated Obligations” means, as of any date of determination (without duplication), any Indebtedness of Borrower or any Subsidiary on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Administrative Agent and the Requisite Lenders and contains such other protective terms with respect to senior debt (such as payment blockage) as the Administrative Agent and the Requisite Lenders may reasonably require.

“Subsidiary” means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a “joint venture”), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the Securities having ordinary voting power for the election of directors or other governing body (other than Securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries. Any reference to a “Subsidiary” or “Subsidiaries” shall, unless otherwise provided, be deemed to be a reference to a Subsidiary (or Subsidiaries, as the case may be) of Borrower.

“Termination Date” means the date on which the Advances and all other Obligations under this Agreement and the other Loan Documents (including, without limitation, Obligations with respect to any Letters of Credit which remain outstanding subsequent to the Maturity Date pursuant to Section 2.5(a)) are indefeasibly paid in full, in Cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement or any of the other Loan Documents.

“to the best knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

“Total Funded Debt” means, as of any date of determination, without duplication, the sum of (a) all principal Indebtedness of Borrower and its Subsidiaries for borrowed money (including Subordinated Obligations and any other subordinated indebtedness, debt Securities issued by Borrower and any of its Subsidiaries, the aggregate principal Indebtedness outstanding under the Notes and the Aggregate Effective Amount of all outstanding Letters of Credit) on that date plus (b) the aggregate amount of the principal portion of all Capital Lease Obligations of Borrower and its Subsidiaries plus (c) any Guaranty Obligations of Borrower and its Subsidiaries with respect to the Indebtedness of others of the types referred to in (a) and (b) above.

“Total Funded Debt Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Funded Debt as of such date to (b) the sum of (i) Total Funded Debt as of such date plus Stockholders’ Equity as of such date.

“Type” refers to the distinction between Advances bearing interest at the Alternate Base Rate and Advances bearing interest at the Eurodollar Rate.

“UCC” means the Uniform Commercial Code as the same may from time to time be enacted and in effect in the State of California; provided that, in the event by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s or any Lender’s Lien on any collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Wells Fargo” means Wells Fargo Bank, National Association.

1.2    Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

1.3    Accounting Terms; Covenant Calculations. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Sections 6.12 and 6.13 would then be calculated in a different manner or with different components, (i) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower’s financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.

1.4    Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.5    Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

1.6    References to “Borrower and its Subsidiaries”. Any reference herein to “Borrower and its Subsidiaries” or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

1.7    Miscellaneous Terms. The term “or” is disjunctive; the term “and” is conjunctive. The term “shall” is mandatory; the term “may” is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term “including” is by way of example and not limitation.

Article 2.
ADVANCES AND LETTERS OF CREDIT

2.1    Advances-General.

(a)    Subject to the terms and conditions set forth in this Agreement, from time to time on any Banking Day during the period from the Closing Date to but not including the Maturity Date, each Lender severally agrees to make Advances (“Advances”) to Borrower under the Revolving Facility in such amounts as Borrower may request provided that, after giving effect to such Advances, (i) Revolving Credit Facility Usage does not exceed the Maximum Revolving Credit Amount and (ii) as to each Lender, such Lender’s Pro Rata Share of Revolving Credit Facility Usage does not exceed such Lender’s Commitment. All Advances shall be made by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment in effect from time to time and subject to the foregoing, Borrower may borrow under this Section 2.1(a), prepay Advances pursuant to Section 3.1 and reborrow under this Section 2.1(a).

(b)    Subject to the next sentence, each Borrowing shall be made pursuant to a Request for Borrowing which shall specify (i) the date of such requested Borrowing, (ii)  the Type of Advances comprising such Borrowing, (iii) the amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, the Eurodollar Period therefor. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary not less than three (3) days prior to the date of any Borrowing, a Borrowing may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Borrowing (conforming to the preceding sentence) in person or by telecopier to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for a Borrowing purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

(c)    Promptly following receipt of a Request for Borrowing, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date of the requested Borrowing, the Type of Advances comprising such Borrowing, the Eurodollar Period (if applicable), and the amount corresponding to that Lender’s ratable share of the Borrowing. Not later than 1:00 p.m., California time, on the date specified for any Borrowing (which must be a Banking Day), each Lender shall make its ratable share of the Borrowing in immediately available funds available to the Administrative Agent at the Administrative Agent’s Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

(d)    Anything in paragraph (b) above to the contrary notwithstanding, Borrower may not (a) request Alternate Base Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $500,000 (and any such Borrowing exceeding such minimum amount shall be in an integral multiple of $100,000), provided that the foregoing minimum amount shall not apply to an Alternate Base Rate Advance that causes the aggregate amount borrowed under the Revolving Facility to equal the full amount available for Advances hereunder or Advances pursuant to Section 2.5, or (b) elect Eurodollar Rate Advances for any Borrowing (i) if the aggregate amount of such Borrowing is less than $1,000,000 (and any such Borrowing exceeding such minimum amount shall be in an integral multiple of $500,000) or (ii) if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.4, 3.5 or 3.6.

(e)    The Advances made by each Lender under its Commitment shall be evidenced by that Lender’s Note.

(f)    A Request for Borrowing shall be irrevocable upon the Administrative Agent’s first notification thereof.

(g)    The Administrative Agent, on behalf of the Lenders, is hereby authorized to make Borrowings available to Borrower upon fulfillment of the applicable conditions set forth in Article 8. Upon fulfillment of such applicable conditions, the proceeds of Borrowings shall either be credited in immediately available funds to the Designated Deposit Account or remitted directly to one or more third parties, as directed by Borrower and approved by the Administrative Agent. The proceeds of any Borrowing consisting of Eurodollar Rate Advances shall be so credited or remitted on the first day of the applicable Eurodollar Period for such Borrowings.

2.2    Alternate Base Rate Advances. Each request by Borrower for a Borrowing comprised of Alternate Base Rate Advances shall be made pursuant to a Request for Borrowing (or telephonic or other request for Borrowing referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent’s Office, not later than 11:00 a.m. California time, at least one (1) Banking Day before the requested Borrowing. All Advances shall constitute Alternate Base Rate Advances unless properly designated as a Eurodollar Rate Advance pursuant to Section 2.3 or 2.4.

2.3    Eurodollar Rate Advances.

(a)    Each request by Borrower for a Borrowing comprised of Eurodollar Rate Advances shall be made pursuant to a Request for Borrowing (or telephonic or other request for Borrowing referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent’s Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

(b)    On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

(c)    Unless the Administrative Agent and the Requisite Lenders otherwise consent, Eurodollar Rate Advances may not be outstanding under more than five (5) separate Eurodollar Periods at any one time.

(d)    No Borrowing comprised of Eurodollar Rate Advances may be requested during the continuation of a Default or Event of Default.

(e)    Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

2.4    Conversion and Continuation of Advances.

(a)    Optional Conversion. Borrower may on any Banking Day, upon notice given to the Administrative Agent not later than 9:00 a.m. (California time) on the third Eurodollar Banking Day prior to the date of a proposed Conversion if the Conversion is into Eurodollar Rate Advances, or one Banking Day prior to the date of a proposed

Conversion if the Conversion is into Alternate Base Rate Advances, and subject to the provisions of Sections 3.5 and 3.6, Convert all or any portion of the Advances of one Type outstanding under the Revolving Facility (and, in the case of Eurodollar Rate Advances, having the same Eurodollar Period) into Advances of the other Type under the Revolving Facility; provided that any Conversion of Eurodollar Rate Advances into Alternate Base Rate Advances on other than the last day of a Eurodollar Period for such Eurodollar Rate Advances shall be subject to Section 3.6(e), any Conversion of Alternate Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $1,000,000 or integral multiples of $500,000 in excess thereof and no Conversion of any Advances shall result in more than five (5) separate Eurodollar Periods being outstanding under the Revolving Facility. Each such notice of Conversion shall be made pursuant to a Request for Continuation/Conversion and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount and Type of the Advances (and, in the case of Eurodollar Rate Advances, the Eurodollar Period therefor) to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Eurodollar Period for such Advances. Each request for Conversion shall be irrevocable and binding on Borrower.

(b)    Certain Mandatory Conversions.

(i)    On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000 such Advances shall automatically Convert into Alternate Base Rate Advances.

(ii)    If Borrower shall fail to select the duration of any Eurodollar Period for any outstanding Eurodollar Rate Advances in accordance with the provisions contained in Section 2.1(b) and in clause (a) or (c) of this Section 2.4, each such Eurodollar Rate Advance will automatically, on the last day of the then existing Eurodollar Period therefor, Convert into an Alternate Base Rate Advance.

(iii)    Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to Borrower at the request of the Requisite Lenders, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Eurodollar Period therefor, Convert into an Alternate Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended.

(c)    Continuations. Borrower may, on any Eurodollar Banking Day, upon notice given to the Administrative Agent not later than 9:00 a.m. (California time) on the third Eurodollar Banking Day prior to the date of the proposed Continuation and subject to the provisions of Sections 3.5 and 3.6, Continue all or any portion of the Eurodollar Rate Advances outstanding under a Facility having the same Eurodollar Period; provided that any such Continuation shall be made only on the last day of a Eurodollar Period for such Eurodollar Rate Advances, no Continuation of Eurodollar Rate Advances shall be in an amount less than $1,000,000 and no Continuation of any Eurodollar Rate Advances shall result in more than five (5) separate Eurodollar Periods being outstanding under the Revolving Facility. Each such notice of Continuation shall be made pursuant to a Request for Continuation/Conversion and shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the aggregate amount and category of, and the Eurodollar Period for, the Advances being Continued and (iii) the duration of the initial Eurodollar Period for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on Borrower.

2.5    Letters of Credit.

(a)    Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date to but not including the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Revolving Facility for the benefit of Borrower and/or its wholly-owned Subsidiaries as Borrower may request by a Request for Letter of Credit; provided that giving effect to all such Letters of Credit, (i) Revolving Credit Facility Usage does not exceed the Maximum Revolving Credit Amount and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $20,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Lender. Unless the Issuing Lender and the Requisite Lenders otherwise consent, the term of any Letter of Credit shall not exceed three years. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not extend beyond the date that is one year after the Maturity Date; provided, however, that no Letter of Credit shall extend beyond the Maturity Date unless, on or prior to the Maturity Date, Borrower shall have (a) deposited into the Letter of Credit Collateral Account an amount equal to one hundred five percent (105%) of the Aggregate Effective Amount of all Letters of Credit outstanding on the Maturity Date and (b) executed and delivered to the Administrative Agent such security agreements or other similar agreement as shall be reasonably required to provide the Administrative Agent, for the benefit of the Lenders, with a first priority perfected security interest in such Letter of Credit Collateral Account. Notwithstanding such deposit into the Letter of Credit Collateral Account, in the event that any Letter of Credit remains outstanding subsequent to the Maturity Date, (a) the Termination Date shall be extended until such time as all Obligations in connection with such Letters of Credit shall have been fully performed and paid in full and (b) each of the Lenders agrees to continue to comply with the provisions of this Section 2.5 until the Termination Date, as so extended. A Request for Letter of Credit shall be irrevocable absent the consent of the Issuing Lender.

(b)    Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least three (3) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such request, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent of the amount and terms thereof. Unless the Issuing Lender has notified, in its sole and absolute discretion, Borrower to the contrary not less than three (3) days prior to the date of any Request for Letter of Credit, a Request for Letter of Credit may be delivered to the Issuing Lender by facsimile by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Letter of Credit (conforming to the preceding sentence) in person to the Issuing Lender. The Issuing Lender shall incur no liability whatsoever hereunder in acting upon any Request for Letter of Credit received by facsimile purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Issuing Lender from any loss, cost, expense or liability as a result of so acting.

(c)    Upon issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Lender in proportion to that Lender’s Pro Rata Share of the Revolving Facility. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share of the Revolving Facility, reimburse the Issuing Lender through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

(d)    Borrower agrees to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the rate applicable to Alternate Base Rate Advances under the Revolving Facility for the period commencing on the date of any such payment and continuing through the first Banking Day following such demand and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.5(c) for its Pro Rata Share of any payment made by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrower under this Section 2.5(d) and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Upon receipt of any such reimbursement from Borrower, the Issuing Lender shall pay to the Administrative Agent, for the ratable benefit of those Lenders that had reimbursed the Issuing Lender pursuant to Section 2.5(c) for their respective Pro Rata Shares of any payment made by the Issuing Lender under a Letter of Credit to which such reimbursement applies, the amount of such reimbursement.

(e)    Borrower may, pursuant to a Request for Borrowing, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.5(d). The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

(f)    If Borrower fails to make the payment required by Section 2.5(d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Lender under Section 2.5(c) the Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under the Revolving Facility in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

(g)    The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(h)    The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Section 5108 of the UCC. Without limiting the foregoing, Borrower’s obligations shall not be affected by any of the following circumstances:

(i)    any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)    any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the written consent of Borrower executed by a Responsible Official of Borrower;

(iii)    the existence of any claim, setoff, defense, or other rights that Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any Persons for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

(iv)    any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document reasonably appeared to comply with the terms of the Letter of Credit;

(v)    payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

(vi)    the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

(vii)    the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

(viii)    the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

(ix)    any failure or delay in notice of shipments or arrival of any Property;

(x)    any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

(xi)    any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit;

(xii)    any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender; and

(xiii)    so long as the Issuing Lender in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit.

Notwithstanding anything to the contrary contained in this Section 2.5(h), Borrower shall retain any and all rights it may have against the Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

(i)    The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.6 (subject to the standards set forth therein), mutatis mutandis.

(j)    The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

2.6    Termination or Reduction of the Commitments.

(a)    Optional. Borrower may at any time or from time to time, upon not less than three (3) Banking Days’ notice to the Administrative Agent, terminate in whole or reduce in part the Commitments, provided that each partial reduction of the Commitments shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

(b)    Mandatory. The Commitments shall be automatically and permanently reduced to zero on the Maturity Date.

(c)    Reduction Pro Rata; No Reinstatements. Each reduction of the Commitments shall be applied to the respective Commitments of the Lenders according to their respective Pro Rata Shares. Commitments once terminated or reduced may not be reinstated.

2.7    Administrative Agent’s Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any relevant Lender no later than 10:00 a.m., California time, on the Banking Day of the proposed funding by the Administrative Agent of any Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the total amount of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.8    Swing Line.

(a)    The Swing Line Lender shall from time to time from the Closing Date through the day prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (a) after giving effect to such Swing Line Loan,  Revolving Credit Facility Usage does not exceed the Maximum Revolving Credit Amount, (b) after giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $10,000,000 and/or, (c) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default if written notice of such Event of Default shall have been provided to Swing Line Lender by the Administrative Agent or a Lender sufficiently in advance of the making of such Swing Line Loan. Borrower may borrow, repay and reborrow under this Section. Borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 (or the remaining availability under the Swing Line) upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 2:00 p.m., California time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier or electronic mail). Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability for Loans will exist under Section 2.1(a) (and such verification shall be promptly confirmed in writing by telecopier or electronic mail). Each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 (or the Swing Line Outstandings). Borrower shall notify the Swing Line Lender of its intention to make a repayment of a Swing Line Loan not later than 1:00 p.m. California time on the date of repayment. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

(b)    Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

(c)    Subject to subsection (e) below, the principal amount of all Swing Line Loans shall be due and payable on the earlier of (i) the maturity date agreed to by the Swing Line Lender and Borrower with respect to such loan (which maturity date shall not be a date more than ten (10) consecutive Banking Days from the date of advance thereof) or (ii) the Maturity Date.

(d)    Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender’s Pro Rata Share of the Revolving Facility times the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender shall, according to its Pro Rata Share of the Revolving Facility, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that, after giving effect to such Swing Line Loan, Revolving Credit Facility Usage exceeds the Maximum Revolving Credit Amount, (ii) Swing Line Loans to the extent that, after giving effect to such Swing Line Loan, Swing Line Outstandings exceed $5,000,000 and (iii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default if written notice of such Event of Default shall have been provided to Swing Line Lender by the Administrative Agent or a Lender sufficiently in advance of the making of such Swing Line Loan. Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

(e)    In the event that any Swing Line Loan remains outstanding for ten (10) consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Lender to repay such Swing Line Loan, in full), Borrower shall request a Loan pursuant to Section 2.1(a) sufficient to repay the aggregate principal amount of such Swing Line Loan together with any and all accrued and unpaid interest with respect thereto. In addition, the Swing Line Lender may, at any time, in its sole discretion, by written notice to Borrower and the Lenders, demand payment of the Swing Line Loans by way of a Advance in the full amount or any portion of the Swing Line Outstandings. In each case, the Administrative Agent shall automatically provide the responsive Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Alternate Base Rate Advances to be made by the Lenders under the Revolving Facility in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

2.9    Adjusting Purchase Payments. Principal amounts outstanding under the Commitment (as defined in the Original Credit Agreement) on the Closing Date (the “Carryover Principal Balance”), shall remain outstanding hereunder. Concurrently with the effectiveness of this Agreement, the Lenders agree to purchase and sell undivided interests in the Carryover Principal Balance by making or receiving adjusting purchase payments as specified in Exhibit I hereto (the “Adjusting Purchase Payment(s)”) so that the Carryover Principal Balance will be properly allocated and owing to the Lenders under the Notes in accordance with the Pro Rata Shares specified in Schedule 1.1 hereto. Each Lender making an Adjusting Purchase Payment shall deliver it to the Agent and the Agent shall forward such Adjusting Purchase Payments to the Lenders entitled thereto promptly after receipt in accordance with the allocations specified in Exhibit I. On the Closing Date, in addition to any other Advances that may be made, each Lender shall be deemed as having an Advance outstanding in the amount of its Pro Rata Share of the Carryover Principal Balance. As of the Effective Date, the Lenders shall hold participations in all issued and outstanding Letters of Credit in accordance with their Pro Rata Shares. As of the Closing Date, Revolving Credit Facility Usage is $60,181,000 which amount consists of (i) $49,000,000 of outstanding Advances under the Revolving Facility, (ii) issued and outstanding Letters of Credit with an Aggregate Effective Amount of $11,181,000.00 and (iii) no outstanding Swing Line Loans.

Article 3.
PAYMENTS AND FEES

3.1    Principal and Interest.

(a)    Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

(b)    Interest accrued on each Alternate Base Rate Advance shall be due and payable on each Monthly Payment Date. Except as otherwise provided in Section 3.7, the unpaid principal amount of any Alternate Base Rate Advance shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

(c)    Interest accrued on each Eurodollar Rate Advance which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Advance shall be due and payable on the date which is three months after the date such Eurodollar Rate Advance was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Section 3.7, the unpaid principal amount of any Eurodollar Rate Advance shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Advance plus the Applicable Eurodollar Rate Margin.

(d)    If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

(i)    the amount, if any, by which the principal Indebtedness evidenced by the Notes at any time exceeds the Maximum Revolving Credit Amount shall be payable immediately; and

(ii)    the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

(e)    The principal Indebtedness evidenced by the Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this subsection, (i) any partial prepayment shall be not less than $1,000,000 and shall be an integral multiple of $500,000, except as provided in Section 2.8(a), (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the date that is (x) in the case of a Eurodollar Rate Advance three (3) Banking Days before the date of prepayment unless the prepayment is of a Eurodollar Rate Advance to be made at the end of its applicable Eurodollar Period and (y) in the case of an Alternate Base Rate Advance or a prepayment of a Eurodollar Rate Advance made at the end of its applicable Eurodollar Period, one (1) Banking Day before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Advance(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Advance shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid, and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Advance on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.6(e).

3.2    Unused Revolving Facility Commitment Fee. From the Closing Date to but not including the Maturity Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the applicable Lenders in accordance with their respective Pro Rata Shares, a commitment fee equal to the Applicable Commitment Fee Margin times the average daily amount by which the Maximum Revolving Credit Amount exceeds the sum of (a) the aggregate principal amount of funded Indebtedness then outstanding under the Notes plus (b) the Aggregate Effective Amount under all outstanding Letters of Credit. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date.

3.3    Closing Fees; Arrangement Fee; Agency Fee etc.

(a)    On the Closing Date, Borrower shall pay to the Closing Date Lenders, through the Administrative Agent, the closing fees in the amount heretofore agreed upon by letter agreement among Borrower and each Closing Date Lender. All such fees shall be fully earned when paid and shall be non-refundable.

(b)    On the date of the execution hereof, Borrower shall pay to the Administrative Agent, for the sole account of the Lead Arranger, an arrangement fee in the amount heretofore agreed upon by letter agreement between

Borrower and the Lead Arranger. Such arrangement fee is for the services of the Lead Arranger in arranging the credit facility under this Agreement, is fully earned as of the date hereof and is nonrefundable.

(c)    Borrower shall pay to the Administrative Agent an annual agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

3.4    Letter of Credit Fees. With respect to each Letter of Credit, Borrower shall pay the following fees:

(a)    concurrently with the issuance of each Letter of Credit and on each Quarterly Payment Date thereafter so long as such Letter of Credit shall remain outstanding, to the Administrative Agent for the ratable accounts of the Lenders in accordance with their respective Pro Rata Shares, a standby letter of credit fee in an amount equal to the product of the then Applicable Letter of Credit Fee Rate times the then outstanding undrawn amount of such Letter of Credit, for the period commencing on such payment date and ending on the next succeeding Quarterly Payment Date or for the remaining term of such Letter of Credit, whichever is shorter; provided, however, that the applicable standby letter of credit fee payable in connection with the original issuance of any Letter of Credit (and on each anniversary date thereof if such Letter of Credit is renewed or extended) shall be no less than $410; and

(b)    concurrently with the issuance of each Letter of Credit, and on each Quarterly Payment Date thereafter so long as such Letter of Credit shall remain outstanding, to the Issuing Lender for its own account, a fronting fee equal to 0.125% (12.5 basis points) per annum on the daily average stated amount of such Letter of Credit.

In addition to the foregoing, in connection with a Letter of Credit and activity relating thereto, Borrower also shall pay amendment, transfer, issuance, negotiation and such other fees as the Issuing Lender normally charges, in the amounts set forth from time to time as the Issuing Lender’s published scheduled fees for such services. Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

3.5    Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling such Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender’s or such corporation’s failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five (5) days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand. Each Lender’s determination of such amounts shall be conclusive in the absence of manifest error.

3.6    Eurodollar Costs and Related Matters.

(a)    In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, other than the Eurodollar Reserve Percentage, Borrower shall pay that Lender within five (5) days after demand all amounts necessary to compensate such Lender (determined as though such Lender’s Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advances in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand). Any Lender’s determination of such amount shall be conclusive in the absence of manifest error.

(b)    If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

(i)    shall subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, excluding (A) taxes imposed on or measured in whole or in part by its overall net income by (1) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (2) any jurisdiction (or political subdivision thereof) in which it is “doing business” and (B) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

(ii)    shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System (other than the Eurodollar Reserve Percentage), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

(iii)    shall impose on any Lender or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (assuming such Lender’s Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advances in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender’s Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advances in the Designated Eurodollar Market); provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand. A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

(c)    If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Borrowing consisting of Eurodollar Rate Advances, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, then such Lender’s obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender’s affected Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances on either (i) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (ii) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s). Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause such Lender to notify Borrower as set forth in the first sentence of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund any Eurodollar Rate Advance, such Lender shall fund such Eurodollar Dollar Rate Advance as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. In the event that any Lender’s obligation to make Eurodollar Rate Advances has been suspended under this Section, such Lender shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

(d)    If, with respect to any proposed Borrowing comprised of Eurodollar Rate Advances:

(i)    the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

(ii)    the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (A) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (B) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended.

(e)    Upon payment or prepayment of any Eurodollar Rate Advance on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the breach by a Lender of its obligation pursuant to Section 2.1(a)) to borrow on the date or in the amount specified for a Borrowing comprised of Eurodollar Rate Advances in any Request for Borrowing, Borrower shall pay to the appropriate Lender within five (5) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:

(1)    the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the Eurodollar Rate plus the Applicable Eurodollar Rate Margin if that amount had remained or been outstanding through the last day of the applicable Eurodollar Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Eurodollar Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(2)    all out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

(f)    Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by such Lender.

3.7    Late Payments and Default Rate. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the interest rate otherwise applicable thereto hereunder (or, if no interest rate is otherwise applicable thereto hereunder, the Alternate Base Rate) plus 2.00% (the “Default Rate”), to the fullest extent permitted by applicable Laws. While any Event of Default exists or after acceleration, at the option of the Requisite Lenders, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by Law) on the principal amount of all outstanding Obligations, at the Default Rate, to the fullest extent permitted by Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

3.8    Computation of Interest and Fees. Computation of interest on Alternate Base Rate Advances calculated with reference to the Prime Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Alternate Base Rate Advances calculated by reference to the Federal Funds Rate, and on Eurodollar Rate Advances and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Advance for the day on which the Advance is made; interest shall not accrue on an Advance, or any portion thereof, for the day on which the Advance or such portion is paid. Any Advance that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

3.9    Non-Banking Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

3.10    Manner and Treatment of Payments.

(a)    Each payment hereunder (except payments pursuant to Sections 3.4, 3.5, 11.3, 11.11 and 11.21) or on the Notes or under any other Loan Document shall be made to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds not later than 11:00 a.m. California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

(b)    Borrower hereby authorizes the Administrative Agent to debit the Designated Deposit Account to effect any payment due to the Lenders or the Administrative Agent pursuant to this Agreement. Any resulting overdraft in the Designated Deposit Account shall be payable by Borrower to the Administrative Agent on the next following Banking Day.

(c)    Each payment or prepayment on account of any Borrowing shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Borrowing.

(d)    Each Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of Advances made by it and payments received by it with respect to its Note and, subject to Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower’s obligation to pay the Obligations.

(e)    Each payment of any amount payable by Borrower or any other Party to any Lender under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall net income and franchise taxes imposed in lieu of net income taxes by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is “doing business” and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as “Taxes”). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (1) make such deduction or withholding and pay the same to the relevant Governmental Agency and (2) pay such additional amount to that Lender as is necessary to result in that Lender’s receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.

3.11    Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

3.12    Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent’s or such Lender’s right to require full payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion, except as provided in Sections 3.5 and 3.6.

3.13    Administrative Agent’s Right to Assume Payments Will be Made. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment (or otherwise cause sufficient funds to be available in the Designated Deposit Account for debit pursuant to Section 3.10(b)), the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment (or caused funds sufficient to make such payment to be available) when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date, an amount equal to such Lender’s share of such assumed payment. If Borrower has not in fact remitted such payment (or caused funds sufficient to make such payment to be available) to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

3.14    Fee Determination Detail. The Administrative Agent, and any Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

3.15    Survivability. All of Borrower’s obligations under Sections 3.4 and 3.5 shall survive for the one year period following the Termination Date, and Borrower shall remain obligated thereunder for all claims under such Sections made by any Lender to Borrower prior to the expiration of such period.

Article 4.
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

4.1    Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of the State of California. Borrower is duly qualified or registered to transact business and is in good standing in the State of California, and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing could not reasonably be expected to have a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. The chief executive offices of Borrower are located in San Dimas, California. All outstanding capital stock of Borrower is duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities or other Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply with Laws and other legal requirements applicable to its business, obtain authorizations, etc., file, register, qualify or obtain exemptions could not reasonably be expected to have a Material Adverse Effect.

4.2    Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution and delivery by Borrower of the Loan Documents to which it is a Party and payment of the Obligations have been duly authorized by all necessary corporate or company action, as applicable, and do not and will not:

(a)    Require any consent or approval not heretofore obtained of any partner, director, stockholder, member, security holder or creditor of Borrower;

(b)    Violate or conflict with any provision of Borrower’s charter, certificate of incorporation, bylaws, or other organizational documents, as applicable;

(c)    Result in or require the creation or imposition of any Lien (other than pursuant to the Loan Documents) or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by Borrower;

(d)    Violate any Requirement of Law applicable to Borrower;

(e)    Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which Borrower is a party or by which Borrower or any of its Property is bound or affected; and Borrower is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that could reasonably be expected to have a Material Adverse Effect.

4.3    No Governmental Approvals Required. Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution and delivery by Borrower of the Loan Documents to which it is a Party and payment of the Obligations.

4.4    Subsidiaries.

(a)    Schedule 4.4 hereto correctly sets forth, as of the Closing Date, the names, form of legal entity, number of shares of capital stock or membership or other equity interests, as applicable, issued and outstanding, number of shares of capital stock or membership or other equity interests, as applicable, owned by Borrower or any Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower. Except as described in Schedule 4.4, as of the Closing Date, Borrower does not own any capital stock, membership interest, other equity interest or debt Security which is convertible, or exchangeable, for capital stock, membership interests or other equity interests in any Person. Unless otherwise indicated in Schedule 4.4, as of the Closing Date, all of the outstanding shares of capital stock, all of the outstanding membership interests or all of the units of other equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares, membership interests or other equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Encumbrances and other encumbrances permitted pursuant to Section 6.9.

(b)    As of the Closing Date, each Subsidiary is a legal entity of the type described in Schedule 4.4 duly formed, validly existing and, if such concept is legally recognized in such Subsidiary’s jurisdiction of organization, in “good standing” under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and, if such concept is legally recognized in any applicable jurisdiction, is in “good standing” as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

(c)    Each Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, could not reasonably be expected to have a Material Adverse Effect.

4.5    Financial Statements. Borrower has furnished to the Lenders (a) the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2004 and (b) the consolidating and consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Quarter ended March 31, 2005. Such financial statements fairly present in all material respects the financial condition, results of operations and changes in financial position as of such dates and for such periods in conformity with GAAP consistently applied.

4.6    No Other Liabilities; No Material Adverse Changes. As of the Closing Date, Borrower and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the financial statements described in Section 4.5, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that could reasonably be expected to have a Material Adverse Effect since December 31, 2004.

4.7    Title to and Location of Property. As of the Closing Date, except as set forth in Schedule 4.7, Borrower and its Subsidiaries have valid title to the Property (other than assets which are the subject of a Capital Lease Obligation) reflected in the financial statements described in Section 4.5, other than items of Property or exceptions to title which are in each case immaterial and Property subsequently sold or disposed of in the ordinary course of business. Such Property is free and clear of all Liens and Rights of Others, other than Liens or Rights of Others described in Schedule 4.7 and Permitted Encumbrances, other encumbrances permitted pursuant to Section 6.9, and Permitted Rights of Others.

4.8    Intangible Assets. Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict could reasonably be expected to have a Material Adverse Effect. Schedule 4.8 sets forth all patents, patent applications, trademarks, trade names and trade styles used by Borrower or any of its Subsidiaries at any time within the five (5) year period ending on the Closing Date.

4.9    Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $250,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any Subsidiary of Borrower and (d) matters set forth in Schedule 4.9, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency. None of Borrower, its Subsidiaries, or, to the best knowledge of Borrower, any executive officer of any such Persons has been indicted or convicted in connection with or is engaging in any criminal conduct which constitutes a felony, or is currently subject to any lawsuit or proceeding or, to the best of Borrower’s knowledge, under investigation in connection with any anti-racketeering or criminal conduct or activity which constitutes a felony.

4.10    Binding Obligations. Each of the Loan Documents to which Borrower is a Party will, when executed and delivered by Borrower, constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

4.11    No Default. No event has occurred and is continuing that is a Default or Event of Default.

4.12    ERISA.

(a)    With respect to each Pension Plan:

(i)    such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

(ii)    such Pension Plan has not incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

(iii)    no “reportable event” (as defined in Section 4043 of ERISA, but excluding such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) has occurred that could reasonably be expected to have a Material Adverse Effect; and

(iv)    neither Borrower nor any of its Subsidiaries has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

(b)    Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

4.13    Regulation U; Investment Company Act. No part of the proceeds of any Advance hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

4.14    Disclosure. No written statement made by a Senior Officer of Borrower to the Administrative Agent or any Lender pursuant to this Agreement, or in connection with any Advance, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

4.15    Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any Subsidiary is at impending risk of being seized, levied upon or forfeited.

4.16    Projections. As of the Closing Date, to the best knowledge of Borrower the assumptions set forth in the Projections most recently delivered to the Administrative Agent are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section 4.16 shall be construed as a representation or covenant that the Projections in fact will be achieved.

4.17    Hazardous Materials. Except as described in Schedule 4.17, or as may subsequently be disclosed by Borrower in writing to the Administrative Agent, (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any Subsidiary as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any Subsidiary on any Real Property, or transported to or from such Real Property by Borrower, or any Subsidiary, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

4.18    Employee Matters. There is no strike, work stoppage or labor dispute with any union or group of employees pending or, to the best knowledge of Borrower overtly threatened involving Borrower or any Subsidiary that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.19    Fiscal Year. Borrower and its Subsidiaries each operate on a fiscal year ending on December 31.

4.20    Solvency. After giving effect to this Agreement and the other Loan Documents (including after giving effect to Advances under this Agreement as of the Closing Date), Borrower shall be Solvent.

Article 5.
AFFIRMATIVE COVENANTS
(OTHER THAN INFORMATION AND
REPORTING REQUIREMENTS)

So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall, and shall cause each of the Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

5.1    Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any Subsidiary is at impending risk of being seized, levied upon or forfeited.

5.2    Preservation of Existence. Preserve and maintain their respective existences (except as permitted by Section 6.4) in their respective jurisdictions of formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified could not reasonably be expected to have a Material Adverse Effect.

5.3    Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except (a) that the failure to maintain, preserve and protect a particular item of Property that is at the end of its useful life or that is not of significant value, either intrinsically or to the operations of Borrower and Subsidiaries, taken as a whole, shall not constitute a violation of this covenant, and (b) this covenant shall not be construed to prohibit any Disposition otherwise permitted pursuant to Section 6.3.

5.4    Maintenance of Insurance. Maintain, or cause to be maintained, liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

5.5    Compliance With Laws. Comply with all Requirements of Law noncompliance with which could reasonably be expected to have a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

5.6    Inspection Rights. Upon reasonable notice, at any time during regular business hours and, as requested by the Administrative Agent (but not so as to materially interfere with the business of Borrower or any of the Subsidiaries) permit the Administrative Agent, or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of (including any software or CD Rom files relating thereto), and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower. If any of the Properties, books or records of Borrower or any of the Subsidiaries are in the possession of a third party, Borrower authorizes that third party to permit the Administrative Agent or any Lender or any agents thereof to have access to perform inspections or audits and to respond to the Administrative Agent’s or any Lender’s request for information concerning such Properties, books and records. Notwithstanding the foregoing, no prior notice of any such examination, audit, visit, inspection or discussion shall be required if an Event of Default has occurred and remains in effect.

5.7    Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower and its Subsidiaries.

5.8    Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or (c) if the failure to comply could not reasonably be expected to have a Material Adverse Effect.

5.9    Use of Proceeds. Use the proceeds of all Advances to (a) refinance certain Indebtedness of Borrower and its Subsidiaries (including SCW), (ii) finance certain acquisitions and (c) provide for the working capital and general corporate purpose need of Borrower and its Subsidiaries.

5.10    Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance with all applicable Hazardous Materials Laws, except to the extent that would not individually or in the aggregate constitute a Material Adverse Effect, and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower or any Subsidiary relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any real property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such

Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

5.11    Minimum Debt Rating. Maintain at all times a Debt Rating (in the case of Borrower only) equal to (or better than) Baa3 or BBB-. For purposes of this Section 5.11, if the prevailing Debt Ratings as of any date of determination are “split ratings”, the lower/lowest Debt Rating shall apply.

5.12    Syndication Process. Cooperate in such respects as may be reasonably requested by the Lead Arranger in connection with the syndication of the credit facility under this Agreement, including the provision of information (in form and substance acceptable to the Lead Arranger) for inclusion in written materials furnished to prospective syndicate members and the participation by Senior Officers of Borrower and its Subsidiaries in meetings with prospective syndicate members.

Article 6.
NEGATIVE COVENANTS

So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, all of the Lenders) otherwise consents:

6.1    Prepayment of Indebtedness. Prepay any principal or interest on any Indebtedness of Borrower or any Subsidiary prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Borrower or any Subsidiary prior to the date when due, except (a) Indebtedness to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents, (b) the prepayment or refunding of Indebtedness solely through the issuance of additional Indebtedness that is permitted under this Agreement; provided that such additional Indebtedness has either (i) a longer weighted average life than the Borrowings hereunder, or (ii) a weighted average life that is equal to or longer than the Indebtedness being refunded and (c) Indebtedness to other Persons the prepayment of which is approved in advance by the Requisite Lenders in writing.

6.2    Prepayment of Subordinated Obligations. Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem any Subordinated Obligation or deposit any monies, Securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation if the payment thereof is then prohibited under the terms of the subordination provisions governing such Subordinated Obligations.

6.3    Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, except (a) Dispositions of obsolete Property or Property with no material remaining useful life, (b) Dispositions in an aggregate amount not to exceed $2,000,000 in any Fiscal Year ending after the Closing Date or $8,000,000 in the aggregate from and after the Closing Date to the Termination Date; provided that (i) at the time of any such Disposition pursuant to clause (b) only, no Default or Event of Default shall exist or shall result from such Disposition and (ii) the sales price relating to a Disposition (pursuant to clause (a) or (b)) shall be paid in Cash and/or Indebtedness or other evidence of an Investment permitted pursuant to Section 6.14(h), and (c) Dispositions pursuant to any order of any Governmental Agency in an eminent domain proceeding and any settlement of any such proceeding.

6.4    Mergers. Merge or consolidate with or into any Person, except mergers and consolidations of a Subsidiary into Borrower (with Borrower as the surviving entity), mergers of Subsidiaries with each other or mergers entered into in connection with Permitted Acquisitions, provided that (a) no Default or Event of Default would result therefrom and (b) any such “surviving” entity shall have executed such amendments to the Loan Documents, if any, as the Administrative Agent may reasonably determine are appropriate as a result of such merger.

6.5    Hostile Tender Offers. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, five percent (5%) or more of the voting interest in any corporation or other business entity if the board of directors or management of such corporation or business entity has notified Borrower that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

6.6    Distributions. Declare or pay or make any form of Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:

(a)    Distributions by any Subsidiary to Borrower or to any wholly-owned Subsidiary of Borrower;

(b)    Distributions consisting of dividends payable solely in capital stock or rights to purchase capital stock so long as no Default or Event of Default then exists; and

(c)    Distributions consisting of (i) repurchases of preferred stock of Borrower in an amount not to exceed $2,500,000 in the aggregate from and after the Closing Date and (ii) dividends paid in Cash in a manner reasonably consistent with Borrower’s past practices made in any Fiscal Year if, in any such case, no Default or Event of Default then exists and, giving effect thereto on a pro-forma estimated basis, Borrower would be in compliance with Section 6.12 as of the end of the then current Fiscal Quarter.

6.7    ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

6.8    Change in Nature of Business. Make any change in the nature of the business of Borrower and its Subsidiaries, taken as a whole, as at present conducted; provided that a Permitted Acquisition shall not be deemed such a change.

6.9    Liens and Negative Pledges. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any Sale and Leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

(a)    Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments thereof, provided that the obligations secured or benefited thereby are not increased;

(b)    Liens and Negative Pledges under the Loan Documents;

(c)    Permitted Encumbrances;

(d)    Liens which secure Permitted Acquisition Indebtedness which were in existence at the time of the Permitted Acquisition and were not created in contemplation of such Permitted Acquisition;

(e)    Liens securing Permitted Capital Asset Indebtedness on and limited to the capital assets acquired, constructed or financed with the proceeds of such Permitted Capital Asset Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness; provided that the aggregate principal amount of such Indebtedness secured by such Liens and incurred by Borrower and/or its Subsidiaries after the Closing Date shall not exceed $10,000,000 at any one time outstanding (as determined in accordance with GAAP consistently applied); and

(f)    any Negative Pledge with respect to the rights of a Subsidiary of Borrower under a Military Utility Privatization entered into by such Subsidiary.

6.10    Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation if an Event of Default has occurred and is continuing or if, after giving effect thereto, Borrower would not be in compliance with the provisions of Section 6.12 or Section 6.13 or an Event of Default would otherwise occur. Notwithstanding the foregoing, Borrower shall not permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation, except (a) Permitted Acquisition Indebtedness, (b) Permitted Capital Asset Indebtedness, (c) existing Indebtedness set forth on Schedule 6.10(b), (d) Indebtedness owed to Borrower or a wholly-owned Subsidiary, (e) unsecured term Indebtedness (i.e., not revolving credit) that (i) either has a longer weighted average life than the Borrowings hereunder or satisfies the requirements of Section 6.1, (ii) to the extent that a Governmental Agency has regulatory jurisdiction over the issuance of such Indebtedness of such Subsidiary, the issuance of such Indebtedness is permitted by such regulatory jurisdiction, (iii) is incurred in the ordinary course of business of such Subsidiary and is substantially consistent with the prior practices of SCW, and (iv) is provided by any Person or Governmental Agency, other than a commercial bank under a credit agreement or facility substantially similar thereto, and (f) other unsecured Indebtedness in the aggregate principal amount not to exceed $1,000,000.

6.11    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (without duplication): (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business; (b) Investments permitted pursuant to Section 6.14(d), (c) Distributions permitted pursuant to Section 6.6; (d) transactions with wholly-owned Subsidiaries; and (e) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power.

6.12    Total Funded Debt Ratio. Permit the Total Funded Debt Ratio, as of the last day of any Fiscal Quarter, to be greater than 0.65 to 1.00.
6.13    Interest Coverage Ratio. Permit the Interest Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 3.25 to 1.00.

6.14    Investments and Acquisitions. Make any Acquisition or enter into any agreement to make any Acquisition unless approved in advance by the Administrative Agent and the Requisite Lenders in writing, or make or suffer to exist any Investment, other than:

(a)    Permitted Acquisitions;

(b)    Investments in existence on the Closing Date and disclosed on Schedule 6.14;

(c)    Investments consisting of Cash Equivalents;

(d)    Investments consisting of loans and advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation, anticipated bonus, exercise of stock options and analogous ordinary business purposes provided that the aggregate amount of such Investments does not exceed $1,000,000 at any time outstanding;

(e)    Investments in a Subsidiary that is a wholly-owned Subsidiary of Borrower;

(f)    Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

(g)    Investments received in connection with the settlement of a bona fide dispute with another Person provided that the aggregate amount of such Investments does not exceed $500,000 at any time outstanding;

(h)    Investments representing all or a portion of the sales price of Property sold or services provided to another Person provided that the aggregate amount of such Investments does not exceed $500,000 at any time outstanding; and

(i)    Investments consisting of Indebtedness and Guaranty Obligations owed to Borrower or any of its Subsidiaries.

6.15    Operating Leases. Incur any obligation to pay rent under an operating lease in any Fiscal Year if to do so would result in the aggregate obligation of Borrower and its Subsidiaries to pay rent under all operating leases in that Fiscal Year to exceed $4,000,000.

6.16    Amendments. Amend or modify any term or provision of (a) any indenture, agreement or instrument evidencing or governing any Subordinated Obligation or (b) any material provision of any Material Contract, if in any such case such amendment or modification in any respect will or may adversely affect the interest of the Lenders.

6.17    Use of Lender’s Name. Use any Lender’s name (or the name of any of any Lender’s Affiliates) in connection with any of their business operations except to identify the existence of the Revolving Facility and the names of the Lenders in the ordinary course of Borrower’s business or to comply with Borrower’s obligations under Law. Nothing contained in this Agreement is intended to permit or authorize Borrower to make any commitment or contract on behalf of any Lender or the Administrative Agent.

6.18    Change of Fiscal Periods. Change its Fiscal Year or any other fiscal period with respect to which it reports financial results hereunder or otherwise.

Article 7.
INFORMATION AND REPORTING REQUIREMENTS

7.1    Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower’s sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

(a)    (i) As soon as practicable, and in any event within fifty (50) days after the end of each Fiscal Quarter ending March 31, June 30 and September 30 (commencing with the Fiscal Quarter ending June 30, 2005), the consolidating and consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidating and consolidated statements of income, operations and cash flows for such Fiscal Quarter, and the portion of the Fiscal Year ended with such Fiscal Quarter, together with a statement of Stockholders’ Equity as of the last day of such Fiscal Quarter, all in reasonable detail, (ii) such financial statements shall be certified by the president or chief financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments.

(b)    (i) As soon as practicable, and in any event within one hundred (100) days after the end of each Fiscal Year, the consolidating and consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidating and consolidated statements of income, operations, stockholders’ equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated financial statements shall be accompanied by a report of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions, and which report shall specifically disclose any changes discovered by such accountants in Borrower’s or its Subsidiaries’ applicable process of management of accounts, (ii) such accountants’ report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default then existing or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower’s financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.12 and 6.13, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement, and (iii) in addition, Borrower shall deliver to the Administrative Agent a copy of (A) any “management letter” prepared by such accountants in conjunction with preparation of the foregoing report and (B) a separate report prepared by such accountants in conjunction with preparation of the foregoing report, pursuant to which separate report such accountants shall be required to disclose any material changes discovered by such accountants in the then current account management process (including the determination of returns and reserves, inventory management practices, and accounts receivable management practices).

(c)    As soon as practicable, and in any event not later than sixty (60) days subsequent to the commencement of each Fiscal Year, a budget and projection of Borrower and its Subsidiaries setting forth (i) by Fiscal Quarter for the four (4) Fiscal Quarters of that Fiscal Year and (ii) on an annual basis for each succeeding Fiscal Year thereafter through the Maturity Date, projected balance sheets, statements of operations and statements of cash flow, all in reasonable detail;

(d)    Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to Borrower (or its board of directors) by independent accountants in connection with the accounts or books of Borrower, or any of its Subsidiaries, or any audit of any of them;

(e)    Promptly after the same are available, and in any event within five (5) Banking Days after filing with the Securities and Exchange Commission, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower or any of its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which Borrower or any of its Subsidiaries may file or be required to file with the

Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 7.1;

(f)    Promptly after request by Lender, subject to confidentiality requirements of any Governmental Agency, copies of any other report or other document that was filed by Borrower, with any Governmental Agency;

(g)    Promptly upon a Senior Officer of Borrower, becoming aware, and in any event within five (5) Banking Days after becoming aware, of the occurrence of any (i) “reportable event” (as such term is defined in Section 4043 of ERISA, but excluding such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) or (ii) non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto; provided that no such notice shall be required pursuant to this Section 7.1(g) if the anticipated liability is less than $100,000;

(h)    As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer of Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;

(i)    Promptly upon a Senior Officer of Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries that is $250,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $250,000 or more or any lessor under a lease involving aggregate rent of $250,000 or more has asserted a default thereunder on the part of Borrower or any of its Subsidiaries or, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease with respect to a claim of in excess of $250,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, a written notice describing the pertinent facts relating thereto and what action Borrower and/or its applicable Subsidiaries are taking or propose to take with respect thereto; and

(j)    Such other data and information as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

Information required to be delivered pursuant to this Section 7.1 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) shall be deemed to have been delivered on the date (a) on which Borrower provides notice to Lenders that such information has been posted on Borrower’s Internet website at the website address listed on the signature page hereof or at another website identified in such notice and accessible to Lenders without charge, or (b) on which documents are posted on Borrower’s behalf on the Platform; provided that (i) Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

7.2    Compliance Certificates. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any of the Commitments remain outstanding, Borrower shall, at Borrower’s sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(b), a Compliance Certificate signed by the president or chief financial officer of Borrower.

Article 8.
CONDITIONS

8.1    Closing Date Advances. The obligation of each Closing Date Lender to make Advances on and after the Closing Date, and the obligation of the Issuing Lender to issue additional Letters of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied prior to the making of any further Advances or the issuance of the additional Letters of Credit (as applicable) (unless all of the Closing Date Lenders, in their sole and absolute discretion, shall agree otherwise):

(a)    The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the

Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

(1)    at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Closing Date Lenders and Borrower;

(2)    Notes executed by Borrower in favor of each Closing Date Lender, each in a principal amount equal to that Lender’s Commitment;

(3)    the Swing Line Documents executed by Borrower;

(4)    with respect to Borrower, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions or other applicable authorization documents, incumbency certificates, Certificates of Responsible Officials, and the like;

(5)    the Opinion of Counsel;

(6)    one or more Requests for Borrowing, Requests for Letters of Credit or Requests for Continuation/Conversion, as applicable;

(7)    a Certificate signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(d) and 8.1(e) have been satisfied; and

(8)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Closing Date Lender reasonably may require.

(b)    The fees payable on or before the Closing Date pursuant to Section 3.3 shall have been paid.

(c)    The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

(d)    The representations and warranties of Borrower contained in Article 4 shall be true and correct in all material respects.

(e)    Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the any Advances made, or Letters of Credits issued, on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(f)    All legal matters relating to the Loan Documents shall be reasonably satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to Lender.

(g)    The Closing Date shall have occurred on or before June 6, 2005.

8.2    Any Advance. The obligation of each Lender to make any Advance, and the obligation of the Issuing Lender to issue any Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders or, in any case where the approval of all of the Lenders is required pursuant to Section 11.2, all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

(a)    except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than Sections 4.4, 4.6 (first sentence), 4.9 and 4.16) shall be true and correct in all material respects on and as of the date of the Advance or the Letter of Credit as though made on that date;

(b)    no circumstance or event shall have occurred that constitutes a Material Adverse Effect since the Closing Date;

(c)    other than matters described in Schedule 4.9 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any Subsidiary of Borrower or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

(d)    the Administrative Agent shall have timely received a Request for Borrowing (or telephonic or other request for Borrowing referred to in the second sentence of Section 2.1(b), if applicable), or the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2; and

(e)    the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such other certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

Article 9.
EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

9.1    Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

(a)    Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

(b)    Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.2 or 3.4, or any portion thereof, within five  (5) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Lenders or the Administrative Agent under any Loan Document, or any portion thereof, within five (5) Banking Days after written demand therefor; or

(c)    Borrower fails to comply with, or cause or permit any of its Subsidiaries to fail to comply with, any of the covenants contained in Article 6; or

(d)    (i) Borrower fails to comply with Section 7.1(i) in the manner stated therein or (ii) Borrower fails to perform any other reporting requirement set forth in Article 7 within five (5) Banking Days of the date specified for performance therein; or

(e)    Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed and such default shall continue unremedied for twenty (20) days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

(f)    Any representation or warranty of Borrower or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such other Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any material respect; or

(g)    Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $2,500,000 or more, or any guaranty of present or future Indebtedness of $2,500,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $2,500,000 or more, or of any guaranty of present or future Indebtedness of $2,500,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower or any such Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

(h)    Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Administrative Agent or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

(i)    A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $2,500,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of Borrower or any of its Subsidiaries and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

(j)    Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

(k)    A Change in Control occurs; or

(l)    The dissolution or liquidation of Borrower, any of SCW or Chapparal City Water Company, or any other Subsidiary that has, immediately prior to the commencement of such dissolution or liquidation, assets having a fair market value of more than $20,000,000 or Borrower or any such Subsidiary, or any of their respective partners, members, directors or stockholders, as the case may be, shall take action seeking to effect the dissolution or liquidation of Borrower or such Subsidiary; or

(m)    The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

(n)    Any Pension Plan maintained by Borrower is finally determined by the PBGC to have a material “accumulated funding deficiency” as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Borrower as of the most-recently ended Fiscal Quarter; or

(o)    Any holder of a Subordinated Obligation asserts in writing that such Subordinated Obligation is not subordinated to the Obligations in accordance with its terms and Borrower does not promptly deny in writing such assertion and contest any attempt by such holder to take action based on such assertion; or

(p)    Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right (other than by reason of a Change in Control) to require the issuer thereof, to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation, or a final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations.

9.2    Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

(a)    Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(j):

(1)    the commitments to make Advances and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower except that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

(2)    the Issuing Lender may demand immediate payment by Borrower of an amount equal to the Aggregate Effective Amount of all outstanding Letters of Credit to be held by the Administrative Agent, on behalf of the Lenders, in an interest-bearing cash collateral account as collateral for all of the Obligations; and

(3)    the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

(b)    Upon the occurrence of any Event of Default described in Section 9.1(j):

(1)    the Commitments shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders;

(2)    an amount equal to the Aggregate Effective Amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Administrative Agent, on behalf of the Lenders, in an interest-bearing cash collateral account as collateral for all of the Obligations; and

(3)    the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

(c)    Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

(d)    The order and manner in which the Lenders’ rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys’ fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower’s Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

Article 10.
THE ADMINISTRATIVE AGENT

10.1    Appointment and Authorization. Subject to Section 10.8, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Revolving Facility and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

10.2    Administrative Agent and Affiliates. Wells Fargo (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” includes Wells Fargo in its individual capacity. Wells Fargo (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Wells Fargo (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or (subject to Section 11.10) for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

10.3    Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of collateral (if any) or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent’s and the Lenders’ rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys’ fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in the Lenders’ interest in such collateral or interests therein in the same proportions that the aggregate

Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

10.4    Lenders’ Credit Decisions. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

10.5    Action by Administrative Agent.

(a)    The Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Lender that is then the Administrative Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

(b)    The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

(c)    Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

(d)    If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

(e)    The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

10.6    Liability of Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

(a)    May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender’s interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender;

(b)    May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower or any Subsidiary of Borrower and/or any of their Affiliates or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

(c)    Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

(d)    Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Property, books or records of Borrower or any Subsidiary of Borrower;

(e)    Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

(f)    Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

(g)    Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower or paid or payable to or received or receivable from any Lender under any Loan Document, including principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

10.7    Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share of all of the then applicable Commitments (if any of the Commitments are then in effect) and/or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if all of the Commitments have then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender’s Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party are required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Administrative Agent or any indemnitee referred to above to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower. To the extent that the Administrative Agent or any indemnitee referred to above is later reimbursed such amount by Borrower, it shall return the amounts paid to it by the Lenders in respect of such amount.

10.8    Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon reasonable notice to the Lenders and Borrower effective upon acceptance of appointment by a successor Administrative Agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.21, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

10.9    No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower’s obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement. In addition, Borrower may rely on a written statement by the Administrative Agent to the effect that it has obtained the written consent of the Requisite Lenders or all of the Lenders, as applicable under Section 11.2, in connection with a waiver, amendment, consent, approval or other action by the Lenders hereunder, and shall have no obligation to verify or confirm the same.

Article 11.
MISCELLANEOUS

11.1    Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Borrowing without prejudicing the Administrative Agent’s or the Lenders’ rights to assert them in whole or in part in respect of any other Borrowing.

11.2    Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval of the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a Party, signed by Borrower, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

(a)    To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Revolving Facility, or the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender (in its capacity as a Lender) under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee, or to provide for additional extensions of credit to Borrower by the Lenders pursuant to the Loan Documents;

(b)    To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any fee, or to extend the term of the Revolving Facility;

(c)    To amend the provisions of the definition of “Requisite Lenders” or “Maturity Date”;

(d)    To amend or waive Article 8 or this Section 11.2; or

(e)    To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

11.3    Costs and Expenses. Borrower agrees to pay within five (5) Banking Days after demand, accompanied by an invoice therefor, all reasonable, out-of-pocket expenses (except in the case of the Administrative Agent’s allocated in-house counsel costs described below, which shall not be required to be “out-of-pocket”) of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent (including reasonable allocated costs of in-house counsel employed by the Administrative Agent) and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with:

(a)    The negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby (or thereby) are consummated, provided that, Borrower’s maximum liability for fees and expenses of counsel to the Administrative Agent in connection with the Closing Date shall not exceed $50,000;

(b)    The preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document; and

(c)    The preparation of any information or response required with respect to any investigative request or inquiry, approval, findings of suitability or any other response or communication involving a Governmental Agency arising out of this Agreement, any other Loan Document or any Obligation evidenced by the Loan Documents or the participation in any public or investigatory hearing or meeting.

Borrower further agrees to pay, and to save the Administrative Agent, the Issuing Lender and the Lenders harmless from all liability for, any stamp and similar taxes that may be payable in connection with the execution or delivery of this Agreement, the credit extensions made hereunder, or the issuance of the Notes, the Letters of Credit or any other Loan Document. Borrower also agrees to reimburse the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, the Issuing Lender and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel and fees and expenses of consultants to the Administrative Agent, the Issuing Lender and the Lenders) incurred by the Administrative Agent, the Issuing Lender or such Lenders in connection with (i) the negotiation of any restructuring or “work-out” with Borrower whether or not consummated, of any Obligations, (ii) the enforcement or attempted enforcement of any Obligations and any matter related thereto and (iii) any bankruptcy of Borrower or any of its Subsidiaries. Any amount payable to the Administrative Agent or any Lender under this Section 11.3 shall bear interest from the fifth Banking Day following the date of demand, if not then paid, for payment at the Default Rate.

11.4    Nature of Lenders’ Obligations. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Subsidiary or Affiliate of Borrower. A default by any Lender will not increase the Commitment of any other Lender or the Pro Rata Share of the Revolving Facility attributable to any other Lender. Any Lender not in default may, if it desires, assume (in such proportion as the nondefaulting Lenders agree) the obligations of any Lender in default, but no Lender is obligated to do so.

11.5    Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Advances hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

11.6    Notices. (a)  Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

(b)  Notwithstanding the foregoing, Borrower agrees that Administrative Agent may make any material delivered by Borrower to Administrative Agent, as well as any amendments, waivers, consents and other written information, documents, instruments and other materials relating to Borrower, any of its Subsidiaries, or any other materials or matters relating to the Loan Documents or any of the transactions contemplated hereby that Administrative Agent is required or authorized pursuant to the terms hereof or of any Loan Document to provide to Lenders (collectively, the “Communications”), available to Lenders by posting such notices on a Platform. Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) a Platform is provided “as is” and “as available” and (iii) neither Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on a Platform. Administrative Agent and its Affiliates expressly disclaim with respect to a Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on such Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with such Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Administrative Agent or any of its Affiliates in connection with any Platform.

(c)  Each Lender agrees that notice to it (as provided in the next sentence) specifying that any Communication has been posted to a Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, Administrative Agent in writing of such Lender’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any notice may be sent to such e-mail address.

11.7    Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

11.8    Binding Effect; Assignment.

(a)    This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

(b)    From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided that, subject to subsection (f) below, (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining rights and obligations of the assigning Lender under this Agreement, the assignment shall not assign a portion of such assigning Lender’s Commitments and/or Advances owing to such assigning Lender that is equivalent to less than $3,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Assignment and Acceptance. Upon the effective date of such Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Commitments and/or Advances therein set forth and, to the extent of such Commitments and/or Advances, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of such Lender’s Notes) to such assignee Lender, Notes evidencing that assignee Lender’s Commitments and/or Advances, and to the assigning Lender, Notes evidencing the remaining balance of the Commitments and/or Advances retained by the assigning Lender.

(c)    By executing and delivering an Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the rights and obligations hereunder being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)    The Administrative Agent shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) of the names and address of each of the Lenders and the Pro Rata Share of the Commitments held by each Lender, giving effect to each Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 1.1 giving effect thereto. Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Shares of the Revolving Facility listed therein for all purposes hereof, and no assignment or transfer of any Lender’s rights and obligations hereunder shall be effective, in each case unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Revolving Facility shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Revolving Facility.

(e)    Each Lender may from time to time grant participations to one or more banks or other financial institutions in or to all or a portion of its rights and/or obligations under this Agreement; provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.5, 3.6, 11.11 and 11.21 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of the Lender granting such participation absent the participation, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender’s Pro Rata Share of the Revolving Facility as it then exists and shall not restrict an increase in the Revolving Facility (or the aggregate Commitments pertaining thereto), or in the granting Lender’s rights and obligations hereunder, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend any Amortization Date, any applicable Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, or (D) release any Guarantor from its Guaranty.

(f)    Borrower agrees that upon the occurrence and during the continuance of any Event of Default, each Lender shall be entitled to assign its rights hereunder and under the Loan Documents, or grant participation interests in its rights under this Agreement and the Loan Documents, to any Person, in whole or in any part thereof, notwithstanding any provisions contained herein (including those set forth in subsection (b) above) or in any other Loan Document to the contrary, except that, other than (i) assignments by a Lender to an Affiliate of such Lender or to another Lender or (ii) pledges described in the last sentence of subsection (a) above, no assignment shall be made without the approval of the Administrative Agent.

11.9    Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

11.10    Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker’s lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker’s lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender’s share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker’s lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased pursuant to this Section 11.10 may exercise any and all rights of setoff, banker’s lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

11.11    Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative Agent and each Lender and their respective directors, officers, agents, attorneys and employees (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of “Taxes” in Section 3.10(e)) if the claim, demand, action or cause of action arises out of or relates to (i) any act or omission (or alleged act or omission) of Borrower, any Subsidiary or other Affiliate of Borrower or any partner, officer, director, stockholder, or other equity interest holder of Borrower relating to the Revolving Facility, (ii) the use or contemplated use of proceeds of any Borrowing, (iii) the relationship of Borrower and the Lenders under this Agreement, or (iv) the Loan Documents or the Revolving Facility in any other manner or aspect; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, reasonable costs or expenses (including reasonable attorneys’ fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any liability, loss, cost or expense caused by its own gross negligence or willful misconduct or for any liability, loss, cost or expense asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower’s obligations under this Section unless such failure materially prejudices Borrower’s right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower’s prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees, provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Borrowings and the payment and performance of all other Obligations owed to the Lenders.

11.12    Nonliability of the Lenders. Borrower acknowledges and agrees that:

(a)    Any inspections of any Property of Borrower or any Subsidiary of Borrower made by or through the Administrative Agent or the Lenders are for purposes of administration of the Revolving Facility only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

(b)    By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

(c)    The relationship between Borrower and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrower and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower, any Subsidiary of Borrower or any of their respective Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower, any Subsidiary of Borrower or any of their respective Affiliates, or to owe any fiduciary duty to Borrower, any Subsidiary of Borrower or any of their respective Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower, any Subsidiary of Borrower or any of their respective Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower, any Subsidiary of Borrower or any of their respective Affiliates of any matter in connection with their Property or the operations of Borrower, any Subsidiary of Borrower or any of their respective Affiliates; Borrower, Subsidiary of Borrower and their respective Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

(d)    The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower, any Subsidiary of Borrower and/or any of their respective Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.

11.13    No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Revolving Facility, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, and the Administrative Agent’s and the Lenders’ successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

11.14    Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders or Affiliates of a Lender that have agreed to keep such information confidential to the same extent as if they were a party hereto; (b) to legal counsel and accountants for Borrower, any Subsidiary of Borrower or any Lender; (c) to other professional advisors to Borrower or any Subsidiary of Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (d) to regulatory officials having jurisdiction over that Lender; (e) as required by Law or legal process, provided that each Lender agrees to notify Borrower of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which that Lender and Borrower or any Subsidiary of Borrower are adverse parties; and (f) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender’s interests hereunder or a participation interest in its Note(s), provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For purposes of the foregoing, “confidential information” shall mean any information respecting Borrower or any Subsidiary of Borrower reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower or such Subsidiary of Borrower to any Person not associated with Borrower or such Subsidiary of Borrower which does not owe a professional duty of confidentiality to Borrower or such Subsidiary of Borrower or which has not executed an appropriate confidentiality agreement with Borrower or such Subsidiary of Borrower. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrower or any Subsidiary of Borrower.

11.15    Further Assurances. Borrower shall, at its expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

11.16    Integration. This Agreement, together with the other Loan Documents and the letter agreements referred to in Section 3.3, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.17    Governing Law. EXCEPT TO THE EXTENT OTHERWISE PROVIDED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE STATE OF CALIFORNIA. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, THE PARTIES HEREBY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF “FORUM NON CONVENIENS” OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.16.

11.18    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

11.19    Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

11.20    Time of the Essence. Time is of the essence of the Loan Documents.

11.21    Foreign Lenders and Participants. Each Lender, and each holder of a participation interest herein, that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent), on or before the Closing Date (or on or before accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of Form W-8BEN or W-8ECI (or other equivalent successor form) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of such form (or such successor form(s) as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Person, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. In the event that Borrower or the Administrative Agent becomes aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Administrative Agent to the Lender that granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Lender.

11.22    Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.23    Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

11.24    Replacement of Lender. If any Lender does not consent to a requested waiver or amendment hereof that is consented to by the Requisite Lenders, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8(d),

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and

(c)    such assignment does not conflict with applicable Laws.

No Lender shall be required to make such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

11.25    USA Patriot Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMERICAN STATES WATER COMPANY,
a California corporation

By		/s/ Floyd E. Wicks
	Name:	Floyd E. Wicks
	Title:	President and Chief Executive Officer

By		/s/ Robert J. Sprowls
	Name:	Robert J. Sprowls
	Title:	Sr. Vice President-Finance, Chief Financial Officer, Treasurer and Corporate Secretary

Address for Borrower:

630 East Foothill Boulevard
San Dimas, California 91773-9016
Attn: Robert J. Sprowls
Telecopier: (909) 394-1382
Telephone: (909) 394-3600
Website: http://www.aswater.com
With a copy to:

American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773-9016
Attn: Eva Tang
Telecopier: (909) 394-1382
Telephone: (909) 394-3600

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ Deborah Moore
Name:	Deborah Moore
Title:	Administrative Agent

Address for notices to Administrative Agent for borrowings and payments:

Wells Fargo Bank, National Association
201 Third Street, 8th Floor
San Francisco, California 94103
Attn: Deborah Moore
Telecopier:	(415) 512-9408
Telephone:	(415) 477-5379
E-mail:	mooredj@wellsfargo.com

With a copy to:

333 South Grand Avenue, Third Floor
Los Angeles, California 90071
Attn: Julie Saavedra
Telecopier:	(213) 628-1415
Telephone:	(213) 253-6146
E-mail:	saavedj@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ John N. Cate
John N. Cate
Vice President

Address:

333 South Grand Avenue, Third Floor
Los Angeles, California 90071
Attn: American States Water Account Officer

Telecopier:	(213) 687-3501
Telephone:	(213) 253-6226
E-mail:	john.n.cate@wellsfargo.com

COBANK, ACB, as a Lender

By	/s/ David Dombirer
Name:	David Dombirer
Title:	Vice President

Address:

5500 South Quebec St.
Greenwood Village, Colorado 80111
Attn: David Dombirer Vice President
Telecopier:	(303) 796-1473
Telephone:	(303) 694-5848
E-mail:	dombid@cobank.com

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By	/s/ Susan K. Johnson
Name:	Susan K. Johnson
Title:	Vice President

Address:

Energy Capital Services
445 South Figueroa St., 15th Floor
Los Angeles, California 90071
Attn: Susan K. Johnson Vice President

Telecopier:	(213) 236-4096
Telephone:	(213) 236-4125
E-mail:	susan.johnson@uboc.com

COMERICA BANK,
as a Lender

By	/s/ Elise Walker
Name:	Elise Walker
Title:	Vice President

Address:

611 Anton Blvd., MC 4462
Costa Mesa, California 92626
Attn: Elise Walker
Telecopier:	(714) 433-3226
Telephone:	(714) 433-3236
E-mail:	emwalker@comerica.com

THE NORTHERN TRUST COMPANY,
as a Lender

By	/s/ John E. Burda
Name:	John E. Burda
Title:	Vice President

Address:

50 S. LaSalle Street
Chicago, Illinois 60675
Attn: John E. Burda
Telecopier:	(312) 444-7028
Telephone:	(312) 444-3455
E-mail:	John_Burda@notes.ntrs.com

SCHEDULE 1.1
TO
CREDIT AGREEMENT

LENDER COMMITMENTS/PRO RATA SHARES

Lender	Pro Rata Share	Amount of Revolving Commitment

Wells Fargo Bank, National Association	32.941176%	$28,000,000.00

CoBank, ACB	28.235294%	$24,000,000.00

Union Bank of California, N.A.	18.823529%	$16,000,000.00

Comerica Bank	14.117647%	$12,000,000.00

The Northern Trust Company	5.882353%	$5,000,000.00

Total	100%	$85,000,000.00

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CONSENT, WAIVER AND OMNIBUS AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND RELATED LOAN DOCUMENTS

This Consent, Waiver and Omnibus Amendment to Amended and Restated Credit Agreement and Related Loan Documents (this “Agreement”), dated as of October 11, 2005, is entered into with reference to the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, among American States Water Company, a California corporation (“Borrower”), each lender from time to time a party thereto (each a “Lender” and collectively, the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Lead Arranger. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise indicated.

RECITALS

This Agreement is made with reference to the following facts:

A.    Pursuant to the terms of the Credit Agreement, the Lenders have made certain credit facilities available to Borrower.

B.    Southern California Water Company, a California corporation and wholly-owned Subsidiary of Borrower (“SCW”) has changed its name (the “Name Change”) to Golden State Water Company, a California corporation (“GSW”).

C.    Pursuant to the terms of that certain Note Purchase Agreement, dated as of October 11, 2005 (the “Note Purchase Agreement”), GSW desires to authorize, issue and sell to CoBank, ACB (“CoBank”), as purchaser, $40,000,000 aggregate principal amount of GSW’s 5.87% Senior Note due December 20, 2028 (the “GSW Note”).

D.    CoBank is a Lender under the Credit Agreement and an agricultural cooperative bank subject to regulation by the Farm Credit Administration. In order to enter into the transactions contemplated by the Note Purchase Agreement, GSW will be required to, among other things, purchase non-voting participation certificates in CoBank (the “Participation Certificates”) in such amounts and at such times as CoBank may require in accordance with its bylaws and 2005 Capital Plan, each as in effect on the Effective Date (the “Maximum Certificate Purchase Amount”). CoBank will have a statutory lien (the “Statutory Lien”) on all of the Participation Certificates purchased by GSW to secure GSW’s obligations under the GSW Note. Transactions contemplated by the Purchase Agreement, the GSW Note, the Participation Certificates and the Statutory Lien are hereinafter referred to as the “Note Purchase Transactions”.

E.    Borrower and GSW now desire that the Lenders (i) amend the Credit Agreement and the other Loan Documents to reflect the Name Change and (ii) consent to the Note Purchase Transactions and waive the provisions of Sections 6.9, 6.10 and 6.14 of the Credit Agreement solely to the extent that such Sections would otherwise prohibit the Note Purchase Transactions.

F.    Subject to the terms and conditions set forth herein, the Lenders are willing to so amend the Loan Documents and so consent and waive such provisions of the Credit Agreement.

G.    Borrower, GSW and the Administrative Agent, acting with the consent of the Lenders, hereby agree as follows:

Article 12.Omnibus Amendment to Credit Agreement and other the Loan Documents. Each of the parties hereto hereby agrees that (a) any and all references to Southern California Water Company, a California corporation, or SCW contained in the Credit Agreement and each of the other Loan Documents shall constitute references to Golden State Water Company and GSW, respectively, (b) the definition of SCW is hereby deleted from the Credit Agreement and each of the Loan Documents where applicable and (c) the following definition is hereby added to the Credit Agreement and each of the other Loan Documents where applicable:.

“GSW” means Golden State Water Company, a California corporation, a wholly-owned Subsidiary of Borrower and the successor by name change to Southern California Water Company, a California corporation.

Article 13.Waiver and Consent. Each of the Lenders hereby (a) consents to the terms of the Note Purchase Transactions as described in the Note Purchase Agreement and the Note, each as in effect as of the date hereof (collectively, the “Note Purchase Transaction Documents”) and (b) waives the provisions of Sections 6.9, 6.10 and 6.14 of the Credit Agreement solely to the extent that, absent such waiver, such provisions would prohibit the Note Purchase Transactions; provided, however, that none of the
1

waivers or consents contained herein shall permit, or be deemed to permit, GSW to purchase Participation Certificates in an aggregate amount which exceeds the Maximum Certificate Purchase Amount. The waivers and consents set forth in this Agreement are one-time waivers only and shall be solely with respect to the Sections of the Credit Agreement and the limited transactions described in this Section 1.

Article 14.Effectiveness. This Agreement shall become effective on the date each of the conditions set forth below shall have been satisfied (the “Effective Date”):

(a)    Documentation The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)  duly executed counterparts of this Amendment executed by the parties hereto;

(ii)  a Certificate of a Senior Officer of Borrower certifying that (A) each of the conditions to closing set forth in Section 3 of the Note Purchase Agreement have been satisfied in accordance with their respective terms, (B) attached thereto are true, correct, complete and duly executed copies of (1) the Note Purchase Transaction Documents, (2) the provisions of CoBank’s bylaws setting forth the requirement that GSW purchase the Participation Certificates, (3) CoBank’s 2005 Capital Plan and (4) a copy of the amendment to the Amended and Restated Articles of Incorporation of SCW effecting the Name Change, which amendment shall be in full force and effect not later than 10 days following the Effective Date; and

(iii)  such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or any Lender may reasonably request; and

(b)    Fees and Expenses. Borrower shall have reimbursed Administrative Agent and the Lenders for all of their respective reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with the negotiation and drafting of this Agreement and the transaction contemplated hereby.

Article 15.Representations and Warranties. Except (i) for representations and warranties which expressly speak as of particular date or are no longer true and correct as a result of a change permitted by the Credit Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, Borrower hereby represents and warrants that each representation and warranty made by Borrower in Article 4 of the Credit Agreement (other than Sections 4.4, 4.6 (first sentence), 4.9 and 4.16) are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof. Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing or will result from the waivers, consents or transactions set forth herein or contemplated hereby.

Article 16.Confirmation. In all respects, the terms of the Credit Agreement and the other Loan Documents, in each case as amended, waived or consented to hereby or herein, are hereby confirmed.

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2

IN WITNESS WHEREOF, Borrower, GSW and the Administrative Agent, acting with the consent of the Lenders, have executed this Agreement as of the date first set forth above by their duly authorized representatives.

AMERICAN STATES WATER COMPANY, a California corporation			WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:		/s/ Floyd E. Wicks	By:		/s/ John Cate
	Name:	Floyd E.Wicks		Name:	John Cate
	Title:	President & CEO		Title:	Vice President

By:		/s/ Robert J. Sprowls
	Name:	Robert. J. Sprowls
	Title:	Sr. Vice President-Finance, Chief Financial Officer, Treasurer & Corporate Secretary

GOLDEN STATE WATER COMPANY, a California corporation, successor by name change to Southern California Water Company, a California corporation			THE NORTHERN TRUST COMPANY, as a Lender

			By:		/s/ John E. Burda
				Name:	John E. Burda
By:		/s/ Robert J. Sprowls		Title:	Vice President
	Name:	Robert J. Sprowls
	Title:	Sr. Vice President-Finance, Chief Financial Officer, Treasurer & Corp. Secretary

COBANK, ACB,			COMERICA BANK,
as a Lender			as a Lender

By:		/s/ David W. Dornbrier	By:		/s/ Elise Walker
	Name:	David W. Dornbrier		Name:	Elise Walker
	Title:	Vice President		Title	Vice President

UNION BANK OF CALIFORNIA, N.A.

By:		/s/ Susan K. Johnson
	Name:	Susan K. Johnson
	Title:	Vice President

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SECOND AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 25, 2008, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto (each an “Original Lender” and collectively, the “Original Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

RECITALS

WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, including, without limitation, that the amount of the Revolving Facility be increased by $30,000,000 and that Borrower be provided with a one-time option to further increase the amount of the Revolving Facility up to $15,000,000.

WHEREAS, the Administrative Agent, the Lenders and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1 – Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:

“Amendment No. 2” means the Second Amendment to Amended and Restated Credit Agreement, dated as of August 25, 2008, among Borrower, each of the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the “Effective Date” as defined in Amendment No. 2.

2.    Section 1.1 – Defined Term (Revision). The definition of the term “Commitment” is hereby amended to read in its entirety as follows:

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section 2.6, (b) increased pursuant to Section 2.10, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The initial amount of each Lender’s Commitment is set forth on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Amendment No. 2 Effective Date is $115,000,000.

3.    Section 2.10. Section 2.10 is hereby added to the Credit Agreement and shall read in its entirety as follows:

2.10    Optional Increase to the Commitments. Borrower may submit a one-time request in writing that the Revolving Facility be increased by increasing the then effective Commitments in an aggregate amount which does not result in the aggregate principal amount of the Commitments being greater than $130,000,000 minus the amount of any permanent reductions to the Commitments which have then occurred prior to the date of any such request pursuant to Section 2.6(a), provided that in connection with any such increase, the interest rates payable with respect to all Commitments (whether or not a part of the increased Commitments) shall be the same (and, if necessary, the Credit Agreement will be amended accordingly). Any request under this Section 2.10 shall be submitted by Borrower to the Lenders through the Administrative Agent not less than thirty (30) days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by a Certificate signed by a Senior Officer of Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase. Borrower’s right under this Section 2.10 to increase the aggregate Commitments shall terminate and be of no further effect if not exercised prior to the ninetieth (90th) day preceding
1

the Maturity Date. The consent of the Lenders shall not be required for an increase in the amount of the Commitments pursuant to this Section 2.10; accordingly, this Section 2.10 shall supersede any provisions in Section 6.10 or 11.2 to the contrary.
(a)    Each Lender may approve or reject a request to participate in an increase in the amount of the Commitments in its sole and absolute discretion and, absent an affirmative written response within five (5) Banking Days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect Borrower’s right to increase the Commitments pursuant to this Section 2.10.

(b)    In responding to a request under this Section 2.10, each Lender that is willing to increase the amount of its Pro Rata Share of the increased Commitments shall specify the amount of the proposed increase which it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Commitments before such increase) in any resulting increase in the Commitments, subject to the right of the Administrative Agent to adjust allocations of the increased Commitments so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $100,000.

(c)    If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested or the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested without an increase in the interest rates payable with respect to all Commitments, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts, (iii) accept the offered amounts from consenting Lenders not requesting an increase in the interest rates payable with respect to all Commitments, or (iv) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with clause (f) of this Section 2.10 (each, a “New Lender”), which New Lenders may assume the amount of the increase in the Commitments that has not been assumed by the consenting Lenders or the amount of the increase in the Commitments that has not been assumed by the consenting Lenders without an increase in the interest rates payable with respect to all Commitments.

(d)    After completion of the foregoing, the Administrative Agent shall give written notification to the Lenders and any New Lenders of the increase to the Commitments which shall thereupon become effective and in connection with such notification the Administrative Agent will distribute to Borrower and the Lenders a revised Schedule 1.1 reflecting the then applicable Pro Rata Shares of the Lenders.

(e)    Each New Lender shall become an additional party hereto as a Lender concurrently with the effectiveness of the proposed increase in the Commitments upon its execution of an instrument of joinder to this Agreement, which is in form and substance reasonably acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of an Assignment and Acceptance.

(f)    Subject to the foregoing, any increase to the Commitments requested under this Section 2.10 shall be effective as of the date proposed by Borrower and shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to their respective Commitments plus (ii) the amount offered by any New Lenders. Upon the effectiveness of any such increase, each Borrowing outstanding shall be refinanced with new Advances reflecting the adjusted Pro Rata Shares of the Lenders in the Revolving Facility if there is any change thereto and Borrower shall:

(i)    issue replacement Notes to each affected Lender and new Notes to each New Lender (in each case, as may be requested by such Lender), and the percentage of Pro Rata Shares of each Lender will be adjusted to give effect to the increase in the Commitments;

(ii)    execute and deliver to the Administrative Agent such amendments to the Loan Documents as the Administrative Agent may reasonably request relating to such increase; and

(iii)    pay to the existing Lenders any breakage costs which are payable in connection with the refinancing of any Borrowings in the manner contemplated by Section 3.6.

4.    Section 11.7. Section 11.7 is hereby amended and restated in its entirety and shall read as follows:

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11.7    Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by telecopier or other electronic means of transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto. Any party delivering an executed counterpart of this Agreement or any Loan Document by telecopier or other electronic means of transmission shall also deliver a manually executed counterpart of such document, but failure to do so shall not affect the validity, enforceability, or binding effect of such document.

5.    Schedule 1.1 (Lender Commitments/Pro Rata Shares). Schedule 1.1 to the Credit Agreement is hereby deleted and replaced with Schedule 1.1 to this Amendment.

6.    Adjusting Purchase Payments. Revolving Credit Facility Usage as outstanding immediately prior to the effectiveness of this Amendment (the “Existing Usage”) shall remain outstanding after giving effect to this Amendment. On the Effective Date, the applicable Lenders agree to purchase and sell undivided interests in the Existing Usage (such purchases and sales to be free and clear of Liens created, incurred, assumed or suffered to exist by, through or under the Lenders selling such undivided interests, but otherwise without recourse or warranty of any kind or nature whatsoever) by making or receiving Adjusting Purchase Payments as specified in Exhibit A to this Amendment (the “Adjusting Purchase Payments”) so that the Existing Usage will be properly allocated and owing to the Lenders, as applicable, in accordance with the Pro Rata Shares specified in Exhibit A to this Amendment. Each Lender making an Adjusting Purchase Payment shall deliver it to the Administrative Agent and the Administrative Agent shall forward such Adjusting Purchase Payments to the Lenders entitled thereto promptly after receipt in accordance with the allocations specified in Exhibit A to this Amendment. As of the Effective Date, in addition to any other Advances that may be made, each Lender shall be deemed as having Advances outstanding in the amount of its Pro Rata Share of the Existing Usage consisting of outstanding Advances. In addition, as of the Effective Date, the Lenders shall hold participations in the outstanding Letters of Credit as provided in Section 2.5 in accordance with their Pro Rata Shares. As of the Effective Date, without giving effect to any Advances to be made on the Effective Date, (a) the outstanding principal balance of all Advances is [[$55,750,000]], and (b) the Aggregate Effective Amount of all Letters of Credit is [[$11,131,000]].

7.    Amendment Fee. In consideration of the agreements set forth herein, Borrower hereby agrees to pay (a) to the Administrative Agent for the ratable accounts of the Original Lenders, an amendment fee (the “Amendment Fee”) in the amount set forth in a letter agreement heretofore entered into by and between Borrower and the Administrative Agent (the “Fee Letter”), which Amendment Fee shall be non-refundable when paid and is fully-earned as of (and due and payable on) the Effective Date, (b) to the Administrative Agent for the accounts of the Lenders who participate in the increase to the Revolving Facility (the “Revolver Increase”), a fee (the “Increase Fee”) in the amount set forth in the Fee Letter, which Increase Fee shall be non-refundable when paid and is fully-earned as of (and due and payable on) the date of the Revolver Increase, and (c) all other fees set forth in the Fee Letter, as and when due under the terms of the Fee Letter.

8.    Effectiveness. This Amendment shall become effective on the date the Administrative Agent receives each of the following (the “Effective Date”):

(a)    duly executed counterparts of this Amendment signed by the parties hereto;

(b)    duly executed counterparts of the Fee Letter;

(c)    duly executed Notes for each Lender with a revised or new Commitment, as applicable;

(d)    the Amendment Fee; and

(e)    the Increase Fee.

9.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.

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10.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date) and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,

a California corporation

By:	/s/ Robert J. Sprowls
Name:	Robert J. Sprowls
Title:	Executive Vice President – Finance, Chief Financial Officer, Treasurer & Corporate Secretary

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ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Vice President

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LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Vice President

6

COBANK, ACB,

as a Lender

By:	/s/ David W. Dornbrier
Name:	David W. Dornbrier
Title:	Vice President

7

UNION BANK OF CALIFORNIA, N.A.,

as a Lender

By:	/s/ Harvey R. Horowitz
Name:	Harvey R. Horowitz
Title:	Vice President

8

COMERICA BANK,

as a Lender

By:	/s/ Elise Walker
Name:	Elise Walker
Title:	Vice President

9

THE NORTHERN TRUST COMPANY,

as a Lender

By:	/s/ John E. Burda
Name:	John E. Burda
Title:	Senior Vice President

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EXHIBIT A

ADJUSTING PURCHASE PAYMENTS

[see attached]

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SCHEDULE 1.1

LENDER COMMITMENTS/PRO RATA SHARES

Lender	Pro Rata Share	Commitment Amount

Wells Fargo Bank, National Association	33.0434783%	$38,000,000

CoBank, ACB	32.1739130%	$37,000,000

Union Bank of California, N.A.	13.9130435%	$16,000,000

Comerica Bank	10.4347826%	$12,000,000

The Northern Trust Company	10.4347826%	$12,000,000
	100%	$115,000,000
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EXECUTION VERSION

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 27, 2010, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

RECITALS

WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, including, without limitation, that the aggregate Commitments be reduced to $100,000,000 and the maturity date of the Revolving Facility be extended to the date which is three (3) years following the Effective Date hereof.

WHEREAS, the Administrative Agent, the Lenders and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

11.    Section 1.1 – Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:

“Amendment No. 3” means the Third Amendment to Amended and Restated Credit Agreement, dated as of May 27, 2010, among Borrower, each of the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means the “Effective Date” as defined in Amendment No. 3.

“ASUS” means American States Utility Services, Inc., a California corporation and wholly-owned Subsidiary of Borrower.

“ASUS Water Sale Agreement” means the Water Sale Agreement, dated January 31, 2006, by and between Natomas and ASUS.

“California Water Meter Indebtedness” means the Indebtedness evidenced by the Funding Agreement between the State of California Department of Public Health and Golden State Water Company, Project Number 3410015-006, Data Universal Number 009107873. As of the Amendment No. 3 Effective Date, the aggregate outstanding principal amount of such Indebtedness is $0.00

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Initial Pricing Period” means the period commencing on the Amendment No. 3 Effective Date and ending on the first Pricing Occurrence to occur thereafter.

“Lending Parties” means, collectively, the Lenders, any Swing Line Lender and any Issuing Lender.

“Natomas” means Natomas Central Mutual Water Company, a California corporation.

“NCSP True-Up Amount” has the meaning set forth in the definition of Net Cash Sales Proceeds.

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“Net Cash Sales Proceeds” means, with respect to the Permitted Water Rights Disposition, the Cash proceeds received by or for the account of Borrower from such Disposition, including any cash payments received as deferred payment pursuant to a promissory note, receivable or otherwise (none of which shall defer payment in full, in cash, for a period of greater than one year and each of which shall be in form and substance reasonably satisfactory to the Administrative Agent), but only as and when received in Cash, the Cash proceeds received by or for the account of Borrower and its Subsidiaries from such Disposition, net of (a) any amount required to be paid to any Person owning an interest in the assets disposed of, (b) any amount applied to the repayment of Indebtedness secured by a Lien permitted under Section 6.9 on the asset disposed of, (c) any transfer, income or other taxes paid or reasonably estimated by Borrower to be payable as a result of such Disposition on any gain recognized in connection therewith, (d) professional fees and expenses, fees due to any Governmental Agency, broker’s commissions and other out-of-pocket costs of sale actually paid on an arms-length basis to any Person attributable to such Disposition and (e) any reserves established with respect to liabilities in accordance with GAAP in connection with such Disposition; provided, however, that if the actual taxes due pursuant to clause (c) above (the “Actual Taxes”) are less than the amount used by Borrower pursuant to clause (c) above to calculate the Net Cash Sales Proceeds paid to Borrower in respect of any Disposition, Net Cash Sales Proceeds shall also include an amount equal to (i) Net Cash Sales Proceeds calculated using Actual Taxes less (ii) the Net Cash Sales Proceeds actually paid to Borrower in respect of such Disposition (the “NCSP True-Up Amount”).

“Permitted Water Rights Disposition” means the sale, by ASUS, of all or any portion of the water rights and Settlement Contract Base Supply (as defined in the ASUS Water Sale Agreement) entitlements to divert from the Sacramento River up to 5,000 acre-feet of water per year in years where Natomas receives one hundred percent (100%) of its Base Supply (as defined in the ASUS Water Sale Agreement), purchased, or to be purchased, by ASUS pursuant to the terms of the ASUS Water Rights Agreement; provided that (a) at the time such Disposition is consummated, no Default or Event of Default shall exist or shall result therefrom, (b) the sales price relating to any such Disposition shall be not less than seventy percent (70%) of the net book value (as determined in accordance with GAAP) of the assets sold pursuant to such Disposition, (c) Administrative Agent shall have received a pro forma Compliance Certificate to the effect that after giving pro forma effect to such Disposition (which Disposition shall be deemed to have occurred on the first day of the Rolling Period most recently completed prior to the date of such Disposition (the “Disposition Test Period”), Borrower would not have been in breach of any covenant set forth in Section 6.12 or Section 6.13 for the Disposition Test Period, (d) notwithstanding anything to the contrary in Section 3.1(e), the outstanding principal amount of Advances shall be prepaid (without a corresponding reduction to the Commitments) on or before the second Banking Day following receipt by Borrower or any Subsidiary of Net Cash Proceeds from such Disposition (or, in the case of any NCSP True-Up Amount, on or before the second Banking Day following a determination by Borrower or any Subsidiary that a NCSP True-Up Amount exists) by an amount equal to the lesser of seventy-five percent (75%) of such Net Cash Sales Proceeds and the outstanding principal amount of all Advances, and (e) such Disposition shall have been completed in accordance with all applicable Laws and upon such other terms as shall be reasonably satisfactory to the Administrative Agent.

“Reserve Requirement” means the stated maximum rate (rounded upwards, as necessary, to the nearest 1/16th of one percent (0.0625%)), as in effect on any date of determination of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D) of the FRB as in effect on such day, whether or not applicable to any Lending Party.

12.    Section 1.1 — Defined Term (Revision). The following defined terms contained in Section 1.1 of the Credit Agreement are hereby amended in full to read as follows:

“Alternate Base Rate” means for any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus one-half of one percent (0.50%) and (c) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus one percent (1.00%). As used in this definition of “Alternate Base Rate”, “One Month LIBOR Rate” means, with respect to any interest rate calculation for a Loan or other Obligation bearing interest at the Alternate Base Rate, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16th of one percent (0.0625%)) of (i) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by Administrative Agent on the applicable day (provided that if such day is not a Eurodollar Banking Day for which a Eurodollar Rate is quoted, the next preceding Eurodollar Banking Day for which a Eurodollar Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (ii) one minus the Reserve Requirement in effect on such day. If for any reason rates are not available as provided in clause (i) of the preceding sentence, the rate to be used in clause (i) shall be, at Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest one-sixteenth (1/16) of one percent (0.0625%)), (1) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (2) the rate at which Dollar deposits are offered to the Administrative Agent in, or by Wells Fargo to major banks in, any offshore interbank eurodollar market selected by Administrative Agent, in each case on the applicable day (provided that if such day is not a Eurodollar Banking Day for which Dollar deposits are offered to Administrative Agent in the London interbank eurodollar currency market, the next preceding Eurodollar Banking Day for which Dollar deposits are offered to Administrative Agent in the London interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term. Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

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“Applicable Alternate Base Rate Margin” means, with respect to any Alternate Base Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin

I	20.0
II	25.0
III	75.0
IV	150.0

“Applicable Commitment Fee Margin” means, for each Pricing Period, the margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin

I	15.0
II	17.5
III	25.0
IV	35.0

“Applicable Eurodollar Rate Margin” means, with respect to any Eurodollar Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin

I	120.0
II	125.0
III	175.0
IV	250.0

“Applicable Pricing Level” means, (a) for the Initial Pricing Period, Pricing Level II and (b) thereafter, the pricing level set forth below opposite the Debt Rating achieved by Borrower as of the first day of that Pricing Period:

Pricing Level	Debt Rating

I	Greater than or equal to A1 / A+
II	Less than A1/A+ but greater than or equal to A2 /A
III	Less than A2/A but greater than or equal to A3/A-
IV	Less than A3/A-

provided that in the event that the then prevailing Debt Ratings are “split ratings”, Borrower will receive the benefit of the higher Debt Rating, unless the split is a “double split rating” (in which case the pricing level applicable to the middle Debt Rating will apply) or a “triple split rating” (in which case the pricing level applicable to the Debt Rating above the Debt
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Rating applicable to the lowest pricing level will apply). For purposes hereof, a Debt Rating is only a “split rating” if the Debt Rating applies to a different pricing level.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section 2.6, (b) increased pursuant to Section 2.10, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The amount of each Lender’s Commitment on the Amendment No. 3 Effective Date is set forth on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Amendment No. 3 Effective Date is $100,000,000.
“Eurodollar Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six or, if made available by each of the Lenders making such Eurodollar Rate Loan, nine or twelve months thereafter, as selected by Borrower in its related Request for Borrowing; provided that (a) any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Banking Day; (b) any Eurodollar Period that begins on the last Eurodollar Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Eurodollar Banking Day of the calendar month at the end of such Eurodollar Period; and (c) no Eurodollar Period for any Advance shall extend beyond the Maturity Date.

“Eurodollar Rate” means for any Eurodollar Period, with respect to a Eurodollar Rate Advance, a rate per annum (rounded upwards, as necessary, to the nearest 1/16th of one percent (0.0625%)) obtained by dividing (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Eurodollar Banking Days prior to the beginning of such Eurodollar Period by reference to the British Bankers’ Association “Interest Settlement Rates” for deposits in Dollars (as set forth by any service (including Bloomberg, Reuters and Thomson Financial) selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) in an amount approximately equal to the principal amount to which such Eurodollar Period applies (for delivery on the first day of such Eurodollar Period) with a term equivalent to such Eurodollar Period; provided that, if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, then “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars in an amount approximately equal to the principal amount to which such Eurodollar Period applies (for delivery on the first day of such Eurodollar Period) with a term equivalent to such Eurodollar Period are offered for such Eurodollar Period by Wells Fargo to major banks in the London interbank offered market in London, England at approximately 11:00 a.m., London time, on the date that is two Eurodollar Banking Days prior to the beginning of such Eurodollar Period by (b) one minus the Reserve Requirement in effect on such date. Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

“Federal Funds Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Banking Day next succeeding such day; provided that (a) if such day is not a Banking Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Banking Day as so published on the next succeeding Banking Day and (b) if no such rate is so published on such next succeeding Banking Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of one one-hundredth of one percent (0.01%)) charged to Wells Fargo on such day on such transactions as determined by Administrative Agent.

“Lead Arranger” means Wells Fargo Securities, LLC.

“Maturity Date” means the earlier of (a) May 27, 2013 and (b) the termination or cancellation of the Revolving Facility (and all of the Commitments pertaining thereto) pursuant to the terms of this Agreement.

“Maximum Revolving Credit Amount” means $100,000,000.

“Permitted Capital Asset Indebtedness” means Indebtedness of Borrower and its Subsidiaries consisting of Capital Lease Obligations, the California Water Meter Indebtedness or Indebtedness otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or
4

after the purchase or construction of the capital asset), or to refinance any such Indebtedness; provided that the aggregate principal amount of such Indebtedness shall not exceed $15,000,000 at any one time outstanding (as determined in accordance with GAAP consistently applied).

“Pricing Period” means (a) the Initial Pricing Period and (b) each subsequent period commencing on the date of a Pricing Occurrence and ending on the next Pricing Occurrence to occur.

5

“Prime Rate” means the per annum rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “Prime Rate,” such rate being the rate of interest most recently announced within Wells Fargo at its principal office in San Francisco, California as its “Prime Rate,” with the understanding that Wells Fargo’s “Prime Rate” is one of Wells Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Wells Fargo’s “Prime Rate” is not intended to be the lowest rate of interest charged by Wells Fargo in connection with extensions of credit to borrowers. Any change in Wells Fargo’s “Prime Rate” as announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

13.    Section 1.1 — Defined Term (Deleted). The defined term “Eurodollar Reserve Percentage” is hereby deleted from the Credit Agreement and each of the other Loan Documents.

14.    Section  2.5(a)(ii) - Letters of Credit (Letter of Credit Sublimit). The reference to “$20,000,000” contained in Section 2.5(a)(ii) of the Credit Agreement is hereby amended in full to read “$25,000,000”.

15.    Section 2.10 - Optional Increase to the Commitments. The introductory paragraph of Section 2.10 of the Credit Agreement is hereby amended in full to read as follows:

“2.10    Optional Increase to the Commitments. Borrower may submit a request in writing that the Revolving Facility be increased by increasing the then effective Commitments in an aggregate amount which does not result in the aggregate principal amount of the Commitments being greater than $140,000,000 minus the amount of any permanent reductions to the Commitments which have then occurred prior to the date of any such request pursuant to Section 2.6(a), provided that (a) Borrower may make no more than two such requests, (b) the increase requested pursuant to the second such request shall not be effective less than twelve (12) months following the effectiveness of the increase granted pursuant to the first such request, (c) the first such request shall be in an amount of not less than $20,000,000 and integral multiples of $10,000,000 in excess thereof, (d) the second such request shall be in an amount of not less than $10,000,000 and integral multiples of $10,000,000 in excess thereof, and (e) in connection with any such increase, the interest rates payable with respect to all Commitments (whether or not a part of the increased Commitments) shall be the same (and, if necessary, the Credit Agreement will be amended accordingly). Any request under this Section 2.10 shall be submitted by Borrower to the Lenders through the Administrative Agent not less than thirty (30) days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by a Certificate signed by a Senior Officer of Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase. Borrower’s right under this Section 2.10 to increase the aggregate Commitments shall terminate and be of no further effect if not exercised prior to the ninetieth (90th) day preceding the Maturity Date. The consent of the Lenders shall not be required for an increase in the amount of the Commitments pursuant to this Section 2.10; accordingly, this Section 2.10 shall supersede any provisions in Section 6.10 or 11.2 to the contrary.”

16.    Section 3.6 - Eurodollar Costs and Related Matters. Each reference to “Eurodollar Reserve Percentage” contained in Sections 3.6(a) and 3.6(b)(ii) of the Credit Agreement are hereby amended in full to read “Reserve Requirement”.

17.    Section 6.3 - Dispositions of Property. Section 6.3 of the Credit Agreement is hereby amended in full to read as follows:

“6.3    Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, except (a) Dispositions of obsolete Property or Property with no material remaining useful life, (b) Dispositions in an aggregate amount not to exceed $5,000,000 in any Fiscal Year ending after the Closing Date or $10,000,000 in the aggregate from and after the Closing Date to the Termination Date; provided that (i) at the time of any such Disposition pursuant to clause (b) only, no Default or Event of Default shall exist or shall result from such Disposition and (ii) the sales price relating to a Disposition (pursuant to clause (a) or (b)) shall be paid in Cash and/or Indebtedness or other evidence of an Investment permitted pursuant to Section 6.14(h), (c) Dispositions pursuant to any order of any Governmental Agency in an eminent domain proceeding and any settlement of any such proceeding, (d) a Permitted Water Rights Disposition and (e) as otherwise permitted pursuant to a letter agreement dated May 27, 2010, by and between the Administrative Agent and the Borrower.

18.    Section 6.15 - Operating Leases. Section 6.15 of the Credit Agreement is hereby amended in full to read as follows:

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“6.15    Operating Leases. Incur any obligation to pay rent under an operating lease in any Fiscal Year if to do so would result in the aggregate obligation of Borrower and its Subsidiaries to pay rent under all operating leases in that Fiscal Year to exceed $6,000,000.”

19.    11.22 - Waiver of Jury Trial. Section 11.22 of the Credit Agreement is hereby amended in full to read as follows:

“11.22 Waiver of Jury Trial; Judicial Reference.

(a)    WAIVER OF JURY TRIAL. BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

(b)    JUDICIAL REFERENCE. TO THE EXTENT THAT THE WAIVER OF JURY TRIAL IN SECTION 11.22(a) IS UNENFORCEABLE, THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LAW. THEREFORE, THE PARTIES HERETO AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS, AND POST-TRIAL MOTIONS (E.G., MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE, OR OTHERWISE) BETWEEN THE ADMINISTRATIVE AGENT OR ANY LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO AND THERETO, TO A JUDICIAL REFEREE WHO SHALL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE ADMINISTRATIVE AGENT AND THE BORROWER SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE AGENT AND THE BORROWER CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. BORROWER SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION. EACH PARTY AGREES THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.22 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE REFERENCE TO A JUDICIAL REFEREE AS PROVIDED ABOVE.”

20.    Schedule 1.1 (Lender Commitments/Pro Rata Shares). Schedule 1.1 to the Credit Agreement is hereby amended in full to read as set forth on Annex I to this Amendment.

21.    Adjusting Purchase Payments. Revolving Credit Facility Usage as outstanding immediately prior to the effectiveness of this Amendment (the “Existing Usage”) shall remain outstanding after giving effect to this Amendment. On the Effective Date, the applicable Lenders agree to purchase and sell undivided interests in the Existing Usage (such purchases and sales to be free and clear of Liens created, incurred, assumed or suffered to exist by, through or under the Lenders selling such undivided interests, but otherwise without recourse or warranty of any kind or nature whatsoever) by making or receiving Adjusting Purchase Payments as specified in Annex II to this Amendment (the “Adjusting Purchase Payments”) so that the Existing Usage will be properly allocated and owing to the Lenders, as applicable, in accordance with the Pro Rata Shares specified in such Annex II. Each Lender making an Adjusting Purchase Payment shall deliver it to the Administrative Agent and the Administrative Agent shall forward such Adjusting Purchase Payments to the Lenders entitled thereto promptly after receipt in accordance with the allocations specified such Annex II. As of the Effective Date, in addition to any other Advances that may be made, each Lender shall be deemed as having Advances outstanding in the amount of its Pro Rata Share of the Existing Usage consisting of outstanding Advances. In addition, as of the Effective Date, the Lenders shall hold participations in the outstanding Letters of Credit as provided in Section 2.5
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in accordance with their Pro Rata Shares. As of the Effective Date, without giving effect to any Advances to be made on the Effective Date, (a) the outstanding principal balance of all Advances is $19,000,000.00, and (b) the Aggregate Effective Amount of all Letters of Credit is $11,081,000.00.

22.    Fees. In consideration of the agreements set forth herein, Borrower hereby agrees to pay to the Administrative Agent and the Lead Arranger, either for their own account or for the ratable account of the Lenders, as applicable, each of the fees as shall be required by that certain letter agreement, dated April 26, 2010, entered into by and between Borrower, the Administrative Agent and the Lead Arranger (the “Amendment Fee Letter”), in each case, at the times and in the amounts set forth in such Amendment Fee Letter.

23.    Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):

(a)    The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)    duly executed counterparts of this Amendment signed by the parties hereto;

(ii)    duly executed Notes for each Lender with a revised or new Commitment, as applicable;

(iii)    the favorable written legal opinion of O’Melveny & Myers LLP, special counsel to the Borrower; and

(iv)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Lender reasonably may require.

(b)    Each of the fees set forth in the Amendment Fee Letter which are due and payable on the Effective Date shall have been paid.

(c)    Borrower shall have paid to the Administrative Agent, for the benefit of Lenders existing immediately prior to the Effective Date, interest in the amount of $9,455.30 and accrued fees in the amount of $12,559.39 owed to such Lenders on the Effective Date.

(d)    The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.

(e)    All legal matters relating to the Loan Documents shall be reasonably satisfactory to Bingham McCutchen LLP, special counsel to the Administrative Agent.

24.    Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.

25.    Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 4 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 3 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

26.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

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27.    Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by telecopier or other electronic means of transmission of the signature of such party.

[Remainder of page intentionally left blank; signature pages follow.]

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American States Water Company
Attention: Robert J. Sprowls and Eva Tang
May 27, 2010
Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,

a California corporation

By:	/s/ EVA G. TANG

Name: Eva G. Tang

Title: Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

Third Amendment to Amended and Restated Credit Agreement

S-1

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/ s/ DuVon G. Davis

Name: DuVon G. Davis

Title: Vice President

Third Amendment to Amended and Restated Credit Agreement

S-2

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ DuVon G. Davis

Name: DuVon G. Davis

Title: Vice PResident

Third Amendment to Amended and Restated Credit Agreement

S-3

COBANK, ACB,

as a Lender

By:	/s/ David W. Dornbrier

Name: David W. Dornbrier

Title: Vice President

Third Amendment to Amended and Restated Credit Agreement

S-4

COMERICA BANK,

as a Lender

By:	/s/ Mark C. Skrzynski

Name: Mark C. Skrzynski

Title: Corporate Banking Officer

Third Amendment to Amended and Restated Credit Agreement

S-5

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By:	/s/ John I. Paul

Name: John I. Paul

Title: Portfolio Manager

Third Amendment to Amended and Restated Credit Agreement

S-6

ANNEX I

SCHEDULE 1.1

LENDER COMMITMENTS/PRO RATA SHARES

Lender	Pro Rata Share	Commitment Amount

Wells Fargo Bank, National Association	38.0%	$38,000,000

CoBank, ACB	35.0%	$35,000,000

Comerica Bank	15.0%	$15,000,000

U.S. Bank National Association	12.0%	$12,000,000
	100.0%	$100,000,000

ANNEX II

ADJUSTING PURCHASE PAYMENTS

Banks Making / (Receiving) Adjusting Purchase Payments	Former Commitment	Former Pro Rata Share of Commitment	Share of Outstanding Advances	New Commitment	New Pro Rata Share of Commitment	Share of Outstanding Advances	Adjusting Purchase Payment to Pay / (Receive)
Wells Fargo Bank, National Association	$38,000,000.00	33.04347826%	$6,278,260.86	$38,000,000.00	38.00000000%	$7,220,000.00	$941,739.14
CoBank, ACB	$37,000,000.00	32.17391304%	$6,113,043.48	$35,000,000.00	35.00000000%	$6,650,000.00	$536,956.52
Union Bank, N.A.	$16,000,000.00	13.91304348%	$2,643,478.26	$—	0.00000000%	$—	$(2,643,478.26)
Comerica Bank	$12,000,000.00	10.43478261%	$1,982,608.70	$15,000,000.00	15.00000000%	$2,850,000.00	$867,391.30
The Northern Trust Company	$12,000,000.00	10.43478261%	$1,982,608.70	$—	0.00000000%	$—	$(1,982,608.70)
U.S. Bank National Association	$—	0.00000000%	$—	$12,000,000.00	12.00000000%	$2,280,000.00	$2,280,000.00
	$115,000,000.00	100.00000000%	$19,000,000.00	$100,000,000.00	100.00000000%	$19,000,000.00	$—

Outstanding Advances =	$19,000,000.00

May 27, 2010

American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773-9016
Attn: Robert J. Sprowls and Eva Tang

Re:    Permitted CCWC Disposition

Ladies and Gentlemen:

Reference is made to (a) that certain Amended and Restated Credit Agreement (as amended, restated. supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of June 3, 2005, currently by and among American States Water Company, a California corporation (“Borrower”), each of the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and Wells Fargo Securities, LLC, as lead arranger, and (b) the Third Amendment to Amended and Restated Credit Agreement (“Amendment No. 3”), dated as of even date herewith, by and among Borrower, each of the Lenders listed therein and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

This letter agreement is a Loan Document and is the letter agreement referred to in Section 6.3(e) of the Credit Agreement.

In connection with each of the transactions contemplated by Amendment No. 3 and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. In connection with the Dispositions permitted pursuant to Section 6.3, Borrower shall be permitted to make the Permitted CCWC Disposition in accordance with the terms set forth herein and in the Credit Agreement.

2. The following terms used herein shall have the meanings set forth below:

“CCWC” means Chaparral City Water Company, an Arizona corporation and wholly-owned Subsidiary of Borrower.

“CCWC Disposition Net Cash Sales Proceeds” means, with respect to the Permitted CCWC Disposition, the Cash proceeds received by or for the account of Borrower from such Disposition, including any cash payments received as deferred payment pursuant to a promissory note, receivable or otherwise (none of which shall defer payment in full, in cash, for a period of greater than one year and each of which shall be in form and substance reasonably satisfactory to the Administrative Agent), but only as and when received in Cash, the Cash proceeds received by or for the account of Borrower and its Subsidiaries from such Disposition, net of (a) any amount required to be paid to any Person owning an interest in the assets disposed of, (b) any amount applied to the repayment of Indebtedness secured by a Lien permitted under Section 6.9 on the asset disposed of, (c) any transfer, income or other taxes paid or reasonably estimated by Borrower to be payable as a result of such Disposition on any gain recognized in connection therewith, (d) professional fees and expenses, fees due to any Governmental Agency, broker’s commissions and other out-of-pocket costs of sale actually paid on an arms-length basis to any Person attributable to such Disposition and (e) any reserves established with respect to liabilities in accordance with GAAP in connection with such Disposition; provided, however, that if the actual taxes due pursuant to clause (c) above (the “Actual Taxes”) is less than the amount used by Borrower pursuant to clause (c) above to calculate the CCWC Disposition Net Cash Sales Proceeds paid to Borrower in respect of any Disposition, CCWC Disposition Net Cash Sales Proceeds shall also include an amount equal to (i) CCWC Disposition Net Cash Sales Proceeds calculated using Actual Taxes less (ii) the CCWC Disposition Net Cash Sales Proceeds actually paid to Borrower in respect of such Disposition (the “CCWC Disposition NCSP True-Up Amount”).

“Permitted CCWC Disposition” means the sale of (a) all or substantially all of the assets of CCWC or (b) all or substantially all of the capital stock of CWCC, provided that (i) at the time of delivery of the CWCC Purchase Agreement referred to below and at the time such Disposition is consummated, no Default or Event of Default shall exist or shall result therefrom, (ii) the sales price relating to any such Disposition shall be not less than $20,000,000, no less than fifty percent (50%) of which shall be paid in Cash, (iii) the sales agreement with respect to such Disposition (the “CCWC Purchase Agreement”) shall have been executed and delivered (with a copy delivered to the Administrative Agent) on or prior to December 31, 2010, with such Disposition having been consummated not later than the date which is eighteen (18) months following such execution and delivery of the CCWC Purchase Agreement, (iv) Administrative Agent shall have received a pro forma Compliance Certificate to the effect that after giving pro forma
1

effect to such Disposition (which Disposition shall be deemed to have occurred on the first day of the Rolling Period most recently completed prior to the date of such Disposition (the “Disposition Test Period”), Borrower would not have been in breach of any covenant set forth in Section 6.12 or Section 6.13 for the Disposition Test Period, (v) notwithstanding anything to the contrary in Section 3.1(e), the outstanding principal amount of all Advances shall be prepaid (without a corresponding reduction to the Commitments) on or before the second Banking Day following receipt by Borrower or any Subsidiary of Net Cash Proceeds from such Disposition (or, in the case of any CCWC Disposition NCSP True-Up Amount, on or before the second Banking Day following a determination by Borrower or any Subsidiary that a CCWC Disposition NCSP True-Up Amount exists) by an amount equal to the lesser of seventy-five percent (75%) of such CCWC Disposition Net Cash Sales Proceeds and the outstanding principal amount of all Advances, and (vi) such Disposition shall have been completed in accordance with all applicable Laws and upon such other terms as shall be reasonably satisfactory to the Administrative Agent.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

This letter agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this letter agreement, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by telecopier or other electronic means of transmission of the signature of such party.

[Signature page follows]
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Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION

		By:	/s/ Duvon G. Davis
			Name:	Duvon G. Davis
			Title:	Vice President

ACKNOWLEDGED AND AGREED TO
AS OF THIS 27th DAY OF MAY, 2010

AMERICAN STATES WATER COMPANY,
a California corporation

By:	/s/ Eva G. Tang
Name: Eva G. Tang
Title: SVP- Finance, CFO, Corporate Secretary & Treasurer

Third Amendment to Amended and Restated Credit Agreement

Fourth AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 23, 2013, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

RECITALS

WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, including, without limitation, that the maturity date of the Revolving Facility be extended to the date which is five (5) years following the Effective Date hereof.

WHEREAS, the Administrative Agent, the Lenders and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1 — Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:

“Amendment No. 4” means the Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 23, 2013, among Borrower, each of the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means the “Effective Date” as defined in Amendment No. 4.

2.    Section 1.1 — Defined Term (Revision). The following defined terms contained in Section 1.1 of the Credit Agreement are hereby amended in full to read as follows:

“Applicable Alternate Base Rate Margin” means, with respect to any Alternate Base Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin

I	0.000

II	0.000

III	0.000

IV	0.000

V	0.000

“Applicable Commitment Fee Margin” means, for each Pricing Period, the margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin

I	5.0

II	7.5

III	10.0

IV	12.5

V	15.0

“Applicable Eurodollar Rate Margin” means, with respect to any Eurodollar Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin

I	55.0

II	65.0

III	75.0

IV	85.0

V	95.0

“Applicable Pricing Level” means, for each Pricing Period, the pricing level set forth below opposite the Debt Rating achieved by Borrower as of the first day of that Pricing Period:

Pricing Level	Debt Rating

I	Greater than or equal to Aa3 / AA-

II	Less than Aa3 / AA- but greater than or equal to A1/A+

III	Less than A1/A+ but greater than or equal to A2/A

IV	Less than A2/A but greater than or equal to A3/A-

V	Less than A3/A-

provided that in the event that the then prevailing Debt Ratings are “split ratings”, Borrower will receive the benefit of the higher Debt Rating, unless the split is a “double split rating” (in which case the pricing level applicable to the middle Debt
4

Rating will apply) or a “triple split rating” (in which case the pricing level applicable to the Debt Rating above the Debt Rating applicable to the lowest pricing level will apply). For purposes hereof, a Debt Rating is only a “split rating” if the Debt Rating applies to a different pricing level.
5

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section 2.6, (b) increased pursuant to Section 2.10, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The amount of each Lender’s Commitment on the Amendment No. 4 Effective Date is set forth on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Amendment No. 4 Effective Date is $100,000,000.

“Maturity Date” means the earlier of (a) May 23, 2018 and (b) the termination or cancellation of the Revolving Facility (and all of the Commitments pertaining thereto) pursuant to the terms of this Agreement.

3.    Section 2.10 - Optional Increase to the Commitments. The reference to “$140,000,000” contained in the introductory paragraph of Section 2.10 of the Credit Agreement is hereby amended in full to read “$150,000,000”.

4.    Section 4.9 - Litigation. The first sentence of Section 4.9 of the Credit Agreement is deleted in its entirety and replaced with the following:

Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved the right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries, that is reasonably likely to result in a payment by Borrower or any such Subsidiary of less than $1,000,000, (c) matters of an administrative nature involving a claim or charge against Borrower or any of its Subsidiaries of less than $1,000,000, (d) matters before the California Public Utilities Commission involving a claim or charge against Borrower or any of its Subsidiaries which would not reasonably be expected to have a Material Adverse Effect, (e) matters of an administrative nature not involving a claim or charge against Borrower or any Subsidiary of Borrower and (f) matters set forth in Schedule 4.9, there are no actions, suits, proceedings or investigations pending as to which Borrower or any Subsidiary has been served or have received notice or, to the best knowledge of Borrower threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

5.    Section 6.1 - Prepayment of Indebtedness. Section 6.1 of the Credit Agreement is amended by (a) deleting the “and” immediately preceding clause (c) therein and replacing it with a “,”, (b) deleing the “.” immediately following clause (c) therein and replacing it with an “and” and (c) inserting a new clause (d) as follows:

(d) the prepayment of Indebtedness in Cash without the issuance of additional Indebtedness; provided that no Default or Event of Default shall exist or shall result from such prepayment.

6.    Section 6.3 - Disposition of Property. Section 6.3 of the Credit Agreement is deleted in its entirety and replaced with the following:

Make any Disposition of its Property, whether now owned or hereafter acquired, except (a) Dispositions of obsolete Property or Property with no material useful life, (b) Dispositions in an aggregate amount not to exceed $5,000,000 in any Fiscal Year ending after the Closing Date or $10,000,000 in the aggregate from and after the Amendment No.4 Effective Date to the Termination Date; provided that (i) at the time of any such Disposition pursuant to clause (b) only, no Default or Event of Default shall exist or shall result from such Disposition and (ii) the sales price relating to a Disposition (pursuant to clause (a) or (b)) shall be paid in Cash and/or Indebtedness or other evidence of an Investment permitted under Section 6.14(h), (c) Dispositions pursuant to any order of any Governmental Agency in an eminent domain proceeding and any settlement of any such proceeding, (d) a Permitted Water Rights Disposition, (e) as otherwise permitted pursuant to a letter agreement dated May 27, 2010, by and between the Administrative Agent and the Borrower, and (f) the sale of any or all of the equity interests owned by Borrower or GSW in the Pomona Valley Protective Association so long as the consideration received for such sale is greater than or equal to the book value of such equity interests as of the Amendment No. 4 Effective Date.

7.    Sections 6.9, 6.10, 6.14 - Sections 6.9, 6.10 and 6.14 of the Credit Agreement are hereby amended by replacing the phrase “suffer to exist” contained in each such section and replacing it with “permit to exist”.

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8.    Section 6.14 - Investments and Acquisitions. Section 6.14 of the Credit Agreement is amended by (a) deleting the reference to $500,000 contained in the proviso to clause (g) and replacing it with $1,000,000, (b) deleting the reference to $500,000 contained in clause (h) and replacing it with $1,000,000, (c) deleting the “and” immediately following clause (h), (d) deleting the “.” immediately following clause (i) and replacing it with a “;” and (e) inserting the new clauses (j), (k), (l), (m) and (n) as follow:

(j)    advances in aid of construction, contributions in aid of construction or similar advances made by GSW in the ordinary course of business;

(k)    other Investments made in the ordinary course of business in an amount not to exceed $1,000,000 in any Fiscal Year; provided that at the time of making such Investment and after giving effect thereto, no Default or Event of Default shall exist or shall result from such Investment;

(l)    Investments made by Borrower and GSW in the Pomona Valley Protective Association prior to June 3, 2005;

(m)    Investments in the form of a promissory note received from Aerojet-General Corporation, as the maker, in favor of Borrower in settlement of litigation in the aggregate amount of $8,000,000 payable ratable over a period of five years commencing in December 2009; and

(n)    Investments in fixed income and equity securities made and to be made by Borrower or any of its Subsidiaries in a manner consistent with past practice and in accordance with Borrower’s investment policy in a Rabbi Trust established to fund GSW’s obligations under a Pension Restoration Plan for executive officers of Borrower and its Subsidiaries.

9.    Section 9.1(l) - Events of Default. Section 9.1(l) of the Credit Agreement is amended by deleting in its entirety the reference contained therein to “or Chapparal City Water Company”.

10.    Schedule 1.1 (Lender Commitments/Pro Rata Shares). Schedule 1.1 to the Credit Agreement is hereby amended in full to read as set forth on Annex I to this Amendment.

11.    Schedule 4.9 (Material Litigation). Schedule 4.9 to the Credit Agreement is hereby amended in full to read as set forth on Annex II to this Amendment.

12.    Upfront Fee. In consideration of the agreements set forth herein, Borrower hereby agrees to pay to the Administrative Agent, for the ratable account of the Lenders, an upfront fee in an aggregate amount equal to 0.155% of the commitments of each of the Lenders ($155,000) (the “Upfront Fee”). The entire amount of the Upfront Fee will be fully earned and shall be due and payable in full in cash on the Effective Date.

13.    Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):

(a)    The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)    duly executed counterparts of this Amendment signed by the parties hereto;

(ii)    duly executed Note(s) for the Lender with a revised or new Commitment;

(iii)    the favorable written legal opinion of Winston & Strawn LLP, special counsel to the Borrower;

(iv)    duly executed Assignment and Acceptances from each of CoBank, ACB, Comerica Bank and U.S. Bank National Association assigning their respective interests in the Obligations and Commitments to Wells Fargo Bank, National Association; and

(v)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Lender reasonably may require.

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(b)    The Upfront Fee which is due and payable on the Effective Date shall have been paid.

(c)    Borrower shall have paid to the Administrative Agent, for the benefit of Lenders existing immediately prior to the Effective Date, interest in the amount of $0 and accrued fees in the amount of $17,267.42 owed to such Lenders on the Effective Date.

(d)    The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.

(e)    All legal matters relating to the Loan Documents shall be reasonably satisfactory to Bingham McCutchen LLP, special counsel to the Administrative Agent.

14.    Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.

15.    Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 4 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 4 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

16.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

17.    Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,

a California corporation

By:	/s/ Robert J. Sprowls
Name: Robert J. Sprowls
Title: President & Chief Executive Officer

Fourth Amendment to Amended and Restated Credit Agreement

S-1

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ Duvon G. Davis
Name: Duvon G. Davis
Title: Vice President

Fourth Amendment to Amended and Restated Credit Agreement

S-2

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Duvon G. Davis
Name: Duvon G. Davis
Title: Vice President

Fourth Amendment to Amended and Restated Credit Agreement

S-3

ANNEX I

SCHEDULE 1.1

LENDER COMMITMENTS/PRO RATA SHARES

Lender	Pro Rata Share	Commitment Amount
Wells Fargo Bank, National Association	100.0%	$100,000,000
	100.0%	$100,000,000

LIMITED CONSENT

This LIMITED CONSENT (this “Consent”) is entered into as of March 24, 2014 among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party to the Credit Agreement (defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

RECITALS

A.    Borrower, the Lenders and the Administrative Agent are party to that Amended and Restated Credit Agreement dated as of June 3, 2005 (as amended through the date hereof and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, the Lenders have made certain credit facilities available to Borrower.

B.    Borrower has requested that the Lenders consent to Borrower being able to repurchase issued and outstanding common shares of Borrower (the “Borrower Securities Repurchase”).

C.    Subject to the terms and conditions set forth herein, the Lenders are willing to so consent to the Borrower Securities Repurchase.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

1.    Limited Consent.

(a)    Notwithstanding any provision of the Credit Agreement and any other Loan Document to the contrary (including Sections 6.6, 6.11 and 6.14 of the Credit Agreement), the Requisite Lenders and the Administrative Agent hereby consent to the Borrower Securities Repurchase so long as: (i) at the time of any repurchase of Securities and after giving effect thereto, no Default or Event of Default has occurred and is continuing; (ii) all Securities purchased pursuant to the Borrower Securities Repurchase are acquired on or before June 30, 2016; and (iii) the aggregate amount of Securities purchased pursuant to the Borrower Securities Repurchase does not exceed the lesser of (A) $50,000,000 and (B) 1,250,000 common shares of the Borrower.

(b)    The consent set forth in this Section 1 shall be limited precisely as written and shall not be deemed (i) to be a consent, waiver or amendment of compliance with any other term or condition of the Credit Agreement or any of the other Loan Documents or to prejudice any right or remedy which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any of the other Loan Documents; (ii) to be an amendment, consent or waiver of any other term or condition of the Credit Agreement or the other Loan Documents, to prejudice any right or remedy which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents; or (iii) to be a consent to any future amendment, consent or waiver or departure from the terms and conditions of the Credit Agreement or the other Loan Documents. This Consent is a Loan Document and shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect. This Consent is a consent to the Credit Agreement and the other Loan Documents without any discharge, release or satisfaction of the existing obligations or indebtedness (or any guaranty or collateral security therefor), all of which obligations, indebtedness and security remain outstanding under the Loan Documents. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.
2.    Representations and Warranties; No Defaults. The Borrower hereby represents that all representations and warranties contained in Article 4 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the date of this Consent and reaffirms all covenants set forth therein. The Borrower further certifies that as of the date of, and after giving effect to, this Consent, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

3.    Effectiveness. This Consent shall become effective upon the satisfaction of each of the following conditions:

(a)    Documentation The Administrative Agent shall have received a fully executed copy of this Consent and such other certificates or documents related to the Borrower Securities Repurchase as the Administrative Agent may reasonably request.

(b)    Consent Fee. Receipt by the Administrative Agent of a consent fee of $0, payable in cash, which fee will be fully earned and non-refundable once received.

(c)    Fees and Expenses. The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Consent and any other document prepared in connection herewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the date hereof, shall have been paid.

(d)    Other Matters. All legal matters relating to this Consent and the other Loan Documents shall be reasonably satisfactory to Bingham McCutchen LLP, special counsel to the Administrative Agent.

4.    Governing Law. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

5.    Counterparts. This Consent may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Consent, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.

[remainder of page intentionally blank]

III-2

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,

a California corporation

By:	/s/ Eva G. Tang
Name: Eva G. Tang
Title: Senior Vice President — Finance, Chief Financial Officer, Corporate Secretary and Treasurer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ Duvon G. Davis
Name:	DuVon G. Davis
Title:	Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Duvon G. Davis
Name:	DuVon G. Davis
Title:	Vice President

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LIMITED CONSENT

This LIMITED CONSENT (this “Consent”) is entered into as of May 20, 2015 among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party to the Credit Agreement (defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

RECITALS

A.    Borrower, the Lenders and the Administrative Agent are party to that Amended and Restated Credit Agreement dated as of June 3, 2005 (as amended through the date hereof and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, the Lenders have made certain credit facilities available to Borrower.

B.    Borrower has requested that the Lenders consent to Borrower being able to repurchase issued and outstanding common shares of Borrower (the “Borrower Securities Repurchase”).

C.    Subject to the terms and conditions set forth herein, the Lenders are willing to so consent to the Borrower Securities Repurchase.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

6.    Limited Consent.

(a)    Notwithstanding any provision of the Credit Agreement and any other Loan Document to the contrary (including Sections 6.6, 6.11 and 6.14 of the Credit Agreement), the Requisite Lenders and the Administrative Agent hereby consent to the Borrower Securities Repurchase so long as: (i) at the time of any repurchase of Securities and after giving effect thereto, no Default or Event of Default has occurred and is continuing; (ii) all Securities purchased pursuant to the Borrower Securities Repurchase are acquired on or before June 30, 2017; and (iii) the aggregate amount of Securities purchased pursuant to the Borrower Securities Repurchase does not exceed the lesser of (A) $60,000,000 and (B) 1,200,000 common shares of the Borrower.

(b)    The consent set forth in this Section 1 shall be limited precisely as written and shall not be deemed (i) to be a consent, waiver or amendment of compliance with any other term or condition of the Credit Agreement or any of the other Loan Documents or to prejudice any right or remedy which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any of the other Loan Documents; (ii) to be an amendment, consent or waiver of any other term or condition of the Credit Agreement or the other Loan Documents, to prejudice any right or remedy which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents; or (iii) to be a consent to any future amendment, consent or waiver or departure from the terms and conditions of the Credit Agreement or the other Loan Documents. This Consent is a Loan Document and shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect. This Consent is a consent to the Credit Agreement and the other Loan Documents without any discharge, release or satisfaction of the existing obligations or indebtedness (or any guaranty or collateral security therefor), all of which obligations, indebtedness and security remain outstanding under the Loan Documents. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

7.    Representations and Warranties; No Defaults. The Borrower hereby represents that all representations and warranties contained in Article 4 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the date of this Consent and reaffirms all covenants set forth therein. The Borrower further certifies that as of the date of, and after giving effect to, this Consent, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

8.    Effectiveness. This Consent shall become effective upon the satisfaction of each of the following conditions:

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(a)    Documentation The Administrative Agent shall have received a fully executed copy of this Consent and such other certificates or documents related to the Borrower Securities Repurchase as the Administrative Agent may reasonably request.

(b)    Consent Fee. Receipt by the Administrative Agent of a consent fee of $0, payable in cash, which fee will be fully earned and non-refundable once received.

(c)    Fees and Expenses. The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Consent and any other document prepared in connection herewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the date hereof, shall have been paid.

(d)    Other Matters. All legal matters relating to this Consent and the other Loan Documents shall be reasonably satisfactory to Morgan Lewis & Bockius LLP, special counsel to the Administrative Agent.

9.    Governing Law. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

10.    Counterparts. This Consent may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Consent, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.

[remainder of page intentionally blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,

a California corporation

By:	/s/ Robert J. Sprowls
Name:	Robert J. Sprowls
Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Vice President

FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 26, 2016, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

RECITALS

WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, including, without limitation, that the amount of the Revolving Facility be increased by $50,000,000 (to $150,000,000) on the Effective Date hereof.

WHEREAS, the Administrative Agent, Wells Fargo, as the sole existing Lender as of the date hereof, and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1 — Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:

“Amendment No. 5” means the Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 26, 2016, among Borrower, each of the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” means the “Effective Date” as defined in Amendment No. 5.

2.    Section 1.1 — Defined Terms (Revisions). The following defined terms contained in Section 1.1 of the Credit Agreement are hereby amended in full to read as follows:

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section 2.6, (b) increased pursuant to Section 2.10, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The amount of each Lender’s Commitment on the Amendment No. 5 Effective Date is set forth on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Amendment No. 5 Effective Date is $150,000,000.

“Eurodollar Rate” means for any Eurodollar Period, with respect to a Eurodollar Rate Advance, a rate per annum (rounded upwards, as necessary, to the nearest 1/16th of one percent (0.0625%)) obtained by dividing (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Eurodollar Banking Days prior to the beginning of such Eurodollar Period by reference to the British Bankers’ Association “Interest Settlement Rates” for deposits in Dollars (as set forth by any service (including Bloomberg, Reuters and Thomson Financial) selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) in an amount approximately equal to the principal amount to which such Eurodollar Period applies (for delivery on the first day of such Eurodollar Period) with a term equivalent to such Eurodollar Period; provided that, if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, then “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars in an amount approximately equal to the principal amount to which such Eurodollar Period applies (for delivery on the first day of such Eurodollar Period) with a term equivalent to such Eurodollar Period are offered for such Eurodollar Period by Wells Fargo to major banks in the London interbank offered market in

London, England at approximately 11:00 a.m., London time, on the date that is two Eurodollar Banking Days prior to the beginning of such Eurodollar Period by (b) one minus the Reserve Requirement in effect on such date. Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error. Notwithstanding the foregoing, in no event shall the Eurodollar Rate be less than 0%.

“Federal Funds Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Banking Day next succeeding such day; provided that (a) if such day is not a Banking Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Banking Day as so published on the next succeeding Banking Day and (b) if no such rate is so published on such next succeeding Banking Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of one one-hundredth of one percent (0.01%)) charged to Wells Fargo on such day on such transactions as determined by Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than 0%, such rate shall be deemed to be 0% for purposes of the Loan Documents.

3.    Schedule 1.1 (Lender Commitments/Pro Rata Shares). Schedule 1.1 to the Credit Agreement is hereby amended in full to read as set forth on Annex I to this Amendment.

4.    Amendment Fee. In consideration of the agreements set forth herein, Borrower hereby agrees to pay to the Administrative Agent, for the ratable account of the Lenders, an amendment fee in an aggregate amount equal to $37,500 (which is 0.075% (7.5 basis points) on that portion of the increase in the Commitments of each of the Lenders made pursuant hereto) (the “Amendment Fee”). The entire amount of the Amendment Fee will be fully earned and shall be due and payable in full in cash on the Effective Date.

5.    Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):

(a)    The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)    duly executed counterparts of this Amendment signed by the parties hereto;

(ii)    duly executed Note(s) for the Lender with a revised or new Commitment;

(iii)    the favorable written legal opinion of Winston & Strawn LLP, special counsel to Borrower; and

(iv)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Lender reasonably may require.

(b)    The Amendment Fee which is due and payable on the Effective Date shall have been paid.

(c)    The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.

(d)    All legal matters relating to the Loan Documents shall be reasonably satisfactory to McGuireWoods LLP, special counsel to the Administrative Agent.

6.    Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.

7.    Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 5 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 5 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
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8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

9.    Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.

[Remainder of page intentionally left blank; signature pages follow.]

10

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,
a California corporation

By:	/s/ Eva G. Tang
Name:	Eva G. Tang
Title:	Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

Fifth Amendment to Amended and Restated Credit Agreement
S-1

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Vice President

Fifth Amendment to Amended and Restated Credit Agreement

S-2

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Vice President

Fifth Amendment to Amended and Restated Credit Agreement

S-3

ANNEX I

SCHEDULE 1.1

LENDER COMMITMENTS/PRO RATA SHARES

Lender	Pro Rata Share	Commitment Amount
Wells Fargo Bank, National Association	100.0%	$150,000,000
	100.0%	$150,000,000

SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 23, 2018, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

RECITALS

WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment.

WHEREAS, the Administrative Agent, Wells Fargo, as the sole existing Lender as of the date hereof, and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1 — Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:

“Amendment No. 6” means the Sixth Amendment to Amended and Restated Credit Agreement, dated as of May 23, 2018, among Borrower, each of the Lenders party thereto and the Administrative Agent.

“Amendment No. 6 Effective Date” means the “Effective Date” as defined in Amendment No. 6.

2.    Section 1.1 — Defined Terms (Revisions). The following defined terms contained in Section 1.1 of the Credit Agreement are hereby amended in full to read as follows:

“Applicable Commitment Fee Margin” means, for each Pricing Period, the margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	5.00
II	7.25
III	10.00
IV	12.50
V	15.00

“Applicable Eurodollar Rate Margin” means, with respect to any Eurodollar Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	52.50
II	62.50
III	72.50
IV	82.50
V	92.50

“Applicable Pricing Level” means, (a) for the Initial Pricing Period, Pricing Level II, and (b) thereafter, the pricing level set forth below opposite the Debt Rating achieved by Borrower as of the first day of that Pricing Period:

Pricing Level	Debt Rating
I	Greater than or equal to Aa3 / AA-
II	Less than Aa3 / AA- but greater than or equal to A1/A+
III	Less than A1/A+ but greater than or equal to A2/A
IV	Less than A2/A but greater than or equal to A3/A-
V	Less than A3/A-

provided that in the event that the then prevailing Debt Ratings are “split ratings”, Borrower will receive the benefit of the higher Debt Rating, unless the split is a “double split rating” (in which case the pricing level applicable to the middle Debt Rating will apply) or a “triple split rating” (in which case the pricing level applicable to the Debt Rating above the Debt Rating applicable to the lowest pricing level will apply). For purposes hereof, a Debt Rating is only a “split rating” if the Debt Rating applies to a different pricing level.

“Capital Lease” means, as to any Person, a lease of any Property by that Person as lessee that is, or should be in accordance with GAAP (including Financial Accounting Standards Board Statement No. 13, as amended or superseded from time to time, and/or Accounting Standards Codification 842 “Leases”), recorded as a “capital lease” or as a “financing lease”, as the case may be, on the balance sheet of that Person prepared in accordance with GAAP.

“Initial Pricing Period” means the period commencing on the Amendment No. 6 Effective Date and ending on the first Pricing Occurrence to occur thereafter.

“Maturity Date” means the earlier of (a) May 23, 2023 and (b) the termination or cancellation of the Revolving Facility (and all of the Commitments pertaining thereto) pursuant to the terms of this Agreement.

“Pricing Period” means (a) the Initial Pricing Period and (b) each subsequent period commencing on the date of a Pricing Occurrence and ending on the next Pricing Occurrence to occur.

3.    Section 2.10 - Optional Increase to the Commitments. The reference to “$150,000,000” contained in the introductory paragraph of Section 2.10 of the Credit Agreement is hereby amended in full to read “$200,000,000”.

4.    Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):

(a)    The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)    duly executed counterparts of this Amendment signed by the parties hereto; and

(ii)    such other assurances, certificates, documents or consents as the Administrative Agent and/or any Lender reasonably may require.

(b)    The Upfront Fee described in that certain letter agreement dated as of May 17, 2018 between the Administrative Agent and Borrower shall have been paid.

(c)    The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.

(d)    All legal matters relating to the Loan Documents shall be reasonably satisfactory to McGuireWoods LLP, special counsel to the Administrative Agent.

2

5.    Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.

6.    Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 5 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 6 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

8.    Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.

[Remainder of page intentionally left blank; signature pages follow.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,
a California corporation

By:	/s/ Eva G. Tang
Name:	Eva G. Tang
Title:	Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

Sixth Amendment to Amended and Restated Credit Agreement
S-1

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ DuVon G. Davis
Name:	Du Von G. Davis
Title:	Senior Vice President

Sixth Amendment to Amended and Restated Credit Agreement
S-2

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ DuVon G. Davis
Name:	Du Von G. Davis
Title:	Senior Vice President

Sixth Amendment to Amended and Restated Credit Agreement

S-3

SEVENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 28, 2019, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.

RECITALS

WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, including, without limitation, that the amount of the Revolving Facility be increased by $50,000,000 (to $200,000,000) on the Effective Date hereof.

WHEREAS, the Administrative Agent, Wells Fargo, as the sole existing Lender as of the date hereof, and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1 — Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:

“Amendment No. 7” means the Seventh Amendment to Amended and Restated Credit Agreement, dated as of March 28, 2019, among Borrower, each of the Lenders party thereto and the Administrative Agent.

“Amendment No. 7 Effective Date” means the “Effective Date” as defined in Amendment No. 7.

2.    Section 1.1 — Defined Terms (Revisions). The definition of “Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section 2.6, (b) increased pursuant to Section 2.10, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The amount of each Lender’s Commitment on the Amendment No. 7 Effective Date is set forth on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Amendment No. 7 Effective Date is $200,000,000.

3.    Section 2.10 — Optional Increase to the Commitments. Section 2.10 to the Credit Agreement is hereby amended to read as follows:

2.10 [Reserved].

4.    Schedule 1.1 (Lender Commitments/Pro Rata Shares). Schedule 1.1 to the Credit Agreement is hereby amended to read as set forth on Annex I to this Amendment.

5.    Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):

(a)    The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)    duly executed counterparts of this Amendment signed by the parties hereto;

(ii)    a duly executed Note for Wells Fargo, as the sole Lender, reflecting its revised Commitment;

(iii)    updated resolutions of Borrower authorizing the increase in the commitment provided hereunder, the execution and delivery of this Amendment and the amended and restated Note described in the foregoing clause (ii), and such other matters relating hereto as Borrower’s board of directors shall determine; and

(iv)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Lender reasonably may require.

(b)    An upfront fee described in that certain letter agreement dated as of March 28, 2019 between the Administrative Agent and Borrower shall have been paid.

(c)    The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.

(d)    All legal matters relating to the Loan Documents shall be reasonably satisfactory to McGuireWoods LLP, special counsel to the Administrative Agent.

6.    Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.

7.    Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 5 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 7 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

9.    Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.

[Remainder of page intentionally left blank; signature pages follow.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,
a California corporation

By:	/s/ Eva G. Tang
Name:	Eva G. Tang
Title:	Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

Seventh Amendment to Amended and Restated Credit Agreement
S-1

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Senior Vice President

Seventh Amendment to Amended and Restated Credit Agreement
S-2

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Senior Vice President

Seventh Amendment to Amended and Restated Credit Agreement

S-3

Execution Version

ANNEX I

SCHEDULE 1.1

LENDER COMMITMENTS/PRO RATA SHARES

Lender	Pro Rata Share	Commitment Amount
Wells Fargo Bank, National Association	100.0%	$200,000,000
	100.0%	$200,000,000

122769835_2

EIGHTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2019, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.
RECITALS
WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, including, without limitation, that the amount of the Revolving Facility be temporarily increased by $25,000,000 (to $225,000,000) during the “Increased Commitment Period” (as defined below).
WHEREAS, the Administrative Agent, Wells Fargo, as the sole existing Lender as of the date hereof, and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
1.Section 1.1 – Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:
“Amendment No. 8” means the Eighth Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2019, among Borrower, each of the Lenders party thereto and the Administrative Agent.
“Amendment No. 8 Effective Date” means the “Effective Date” as defined in Amendment No. 8.
“Increased Commitment Period” means the period commencing on the Amendment No. 8 Effective Date and ending on June 30, 2020.
2.Section 1.1 – Defined Terms (Revisions). The definitions of “Commitment” and “Maximum Revolving Credit Amount” contained in Section 1.1 of the Credit Agreement are hereby amended to read as follows:
“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section 2.6, (b) increased pursuant to Section 2.10,
[Type here]

and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The amount of each Lender’s Commitment is set forth on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Amendment No. 8 Effective Date is $225,000,000; provided, however, that such amount at all times other than during the Increased Commitment Period shall be $200,000,000.
"Maximum Revolving Credit Amount" means (a) during the Increased Commitment Period, $225,000,000, and (b) at all other times, $200,000,000.
3.Schedule 1.1 (Lender Commitments/Pro Rata Shares). Schedule 1.1 to the Credit Agreement is hereby amended to read as set forth on Annex I to this Amendment.
4.Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):
(a)The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)duly executed counterparts of this Amendment signed by the parties hereto;
(ii)a duly executed Note for Wells Fargo, as the sole Lender, reflecting its revised Commitment;
(iii)updated resolutions of Borrower authorizing the increase in the commitment provided hereunder, the execution and delivery of this Amendment and the amended and restated Note described in the foregoing clause (ii), and such other matters relating hereto as Borrower’s board of directors shall determine; and
(iv)such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Lender reasonably may require.
(b)An upfront fee previously agreed to between the Administrative Agent and Borrower shall have been paid.
(c)The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.
(d)All legal matters relating to the Loan Documents shall be reasonably satisfactory to McGuireWoods LLP, special counsel to the Administrative Agent.
5.Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.
[Type here]

6.Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 5 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 8 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
7.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.
8.Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.
[Remainder of page intentionally left blank; signature pages follow.]

[Type here]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

AMERICAN STATES WATER COMPANY,
a California corporation

By:	/s/ Eva G. Tang
Name:	Eva G. Tang
Title:	Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

S-1
Eighth Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Senior Vice President

S-2
Eighth Amendment to Amended and Restated Credit Agreement

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ DuVon G. Davis
Name:	DuVon G. Davis
Title:	Senior Vice President
S-3
Eighth Amendment to Amended and Restated Credit Agreement

ANNEX I

SCHEDULE 1.1

LENDER COMMITMENTS/PRO RATA SHARES

Lender	Pro Rata Share	Commitment Amount
Wells Fargo Bank, National Association	100.0%	$ 225,000,000 during the Increased Commitment Period $200,000,000 at all other times
	100.0%	$ 225,000,000 or $200,000,000, as applicable

S-4
Eighth Amendment to Amended and Restated Credit Agreement

NINTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 16, 2020, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.
RECITALS
WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, including, without limitation, that the Increased Commitment Period be extended to and including December 31, 2020 and the amount of the Revolving Facility be temporarily increased by $35,000,000 (to $260,000,000) during the Increased Commitment Period.
WHEREAS, the Administrative Agent, Wells Fargo, as the sole existing Lender as of the date hereof, and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
1.Section 1.1 – Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:
“Amendment No. 9” means the Ninth Amendment to Amended and Restated Credit Agreement, dated as of March 16, 2020, among Borrower, each of the Lenders party thereto and the Administrative Agent.
“Amendment No. 9 Effective Date” means the “Effective Date” as defined in Amendment No. 9.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Administrative Agent and Borrower pursuant to Section 3.6(g) giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Eurodollar Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Eurodollar Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; and
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:
(a)a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(b)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Requisite Lenders, as applicable, by notice to Borrower, Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.6(g) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.6(g).
“Early Opt-in Election” means the occurrence of:
(a)    (i) a determination by Administrative Agent or (ii) a notification by the Requisite Lenders to Administrative Agent (with a copy to Borrower) that the Requisite Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section. 3.6(g) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(b)    (i) the election by Administrative Agent or (ii) the election by the Requisite Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Borrower and the Lenders or by the Requisite Lenders of written notice of such election to Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.6(g),
(a)for any interest rate calculation with respect to a Eurodollar Rate Advance, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Eurodollar Period as published by the ICE

Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Eurodollar Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Eurodollar Period for a period equal to such Eurodollar Period, and
(b)for any interest rate calculation with respect to an Alternate Base Rate Advance, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a Eurodollar Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Alternate Base Rate Advance shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than zero percent (0.00%) and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.
“LIBOR Rate” means a rate per annum determined by Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00- Reserve Requirement
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
2.Section 1.1 – Defined Terms (Revisions). The definitions of “Alternate Base Rate,” “Commitment,” “Eurodollar Rate,” “Increased Commitment Period,” “Maximum Revolving Credit Amount” and “Reserve Requirement” contained in Section 1.1 of the Credit Agreement are hereby amended to read as follows:
“Alternate Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus one-half of one percent (0.50%) and (c) the LIBOR Rate for a Eurodollar Period of one month plus one percent (1.00)%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the One-Month LIBOR Rate, as applicable (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).
“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Advances (expressed as the maximum aggregate amount of the Advances to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to Section 2.6, (b) increased pursuant to Section 2.10, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8. The amount of each Lender’s Commitment is set forth on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Amendment No. 9 Effective Date is $260,000,000; provided, however, that such amount at all times other than during the Increased Commitment Period shall be $200,000,000.
“Eurodollar Rate” means the LIBOR Rate.
“Increased Commitment Period” means the period commencing on the Amendment No. 8 Effective Date and ending on December 31, 2020.
“Maximum Revolving Credit Amount” means (a) from the Amendment No. 8 Effective Date until the day immediately preceding the Amendment No. 9 Effective Date, $225,000,000, (b) during the period commencing on the Amendment No. 9 Effective Date and continuing to and including the last day of the Increased Commitment Period, $260,000,000, and (c) at all other times, $200,000,000.
“Reserve Requirement” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
3.Section 1.8 - Rates. The following new Section 1.8 is added to the Credit Agreement.
1.8    Rates. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark

Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.
4.Section 3.6 (g) – Benchmark Transition Event. The following new subsection (g) is added to the Credit Agreement:
(g)    Effect of Benchmark Transition Event.
i.Benchmark Replacement. Notwithstanding anything to the contrary herein (including the foregoing subsections of this Section 3.6) or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent and Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Banking Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower so long the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Requisite Lenders have delivered to Administrative Agent written notice that such Requisite Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.6(g) will occur prior to the applicable Benchmark Transition Start Date.
ii.Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
iii.Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or the Lenders pursuant to this Section 3.6(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.6(g).
iv.Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a Eurodollar Rate Advance of, conversion to or continuation of Eurodollar Rate Advances to be made, converted or continued during any Benchmark Unavailability

Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Advances. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon LIBOR will not be used in any determination of the Alternate Base Rate.
5.Section 11.2 – Amendments. The following new paragraph is added to Section 11.2 of the Credit Agreement immediately before the last sentence thereof:
Notwithstanding the foregoing or anything contained herein or any other Loan Document to the contrary, Administrative Agent (and, if applicable, Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.6(g) in accordance with the terms of Section 3.6(g).
6.Schedule 1.1 (Lender Commitments/Pro Rata Shares). Schedule 1.1 to the Credit Agreement is hereby amended to read as set forth on Annex I to this Amendment.
7.Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):
(i)The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:
a.duly executed counterparts of this Amendment signed by the parties hereto;
b.a duly executed Note for Wells Fargo, as the sole Lender, reflecting its revised Commitment;
c.updated resolutions of Borrower authorizing the increase in the commitment provided hereunder, the execution and delivery of this Amendment and the amended and restated Note described in the foregoing clause (ii), and such other matters relating hereto as Borrower’s board of directors shall determine; and
d.such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Lender reasonably may require.
(ii)An upfront fee previously agreed to between the Administrative Agent and Borrower shall have been paid.
(iii)The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.
(iv)All legal matters relating to the Loan Documents shall be reasonably satisfactory to McGuireWoods LLP, special counsel to the Administrative Agent.

8.Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.
9.Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 5 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 9 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
10.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.
11.Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.
[Remainder of page intentionally left blank; signature pages follow.]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER: AMERICAN STATES WATER COMPANY, a California corporation By: /s/ Eva G. Tang _________________ Name: Eva G. Tang Title: SVP-Finance, CFO, Treasurer & Corporate Secretary

S-1
Ninth Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ DuVon G. Davis ________________ Name: DuVon G. Davis Title: Senior Vice President

S-2
Ninth Amendment to Amended and Restated Credit Agreement

LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ DuVon G. Davis Name: DuVon G. Davis Title: Senior Vice President

S-3
Ninth Amendment to Amended and Restated Credit Agreement

ANNEX I

SCHEDULE 1.1

LENDER COMMITMENTS/PRO RATA SHARES

Lender	Pro Rata Share	Commitment Amount
Wells Fargo Bank, National Association	100.0%	$260,000,000 during the Increased Commitment Period $200,000,000 at all other times
	100.0%	$ 260,000,000 or $200,000,000, as applicable

        S-1
Ninth Amendment to Amended and Restated Credit Agreement

TENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 26, 2020, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.
RECITALS
WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment.
WHEREAS, the Administrative Agent, Wells Fargo, as the sole existing Lender as of the date hereof, and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
1.Section 1.1 – Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:
“Amendment No. 10” means the Tenth Amendment to Amended and Restated Credit Agreement, dated as of June 26, 2020, among Borrower, each of the Lenders party thereto and the Administrative Agent.
“Amendment No. 10 Effective Date” means the “Effective Date” as defined in Amendment No. 10.
“BVES” means Bear Valley Electric Service, Inc., a California corporation, a wholly-owned Subsidiary of Borrower.
“Consolidated Net Tangible Assets” means the total amount of Borrower’s and its Subsidiaries’ consolidated total assets (less applicable depreciation, amortization and other valuation reserves and other properly deductible items) after deducting: (a) all current liabilities, excluding (i) the Obligations and (ii) any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed and (b) all goodwill, trade names, trademarks, patents and other like Intangible Assets, all as set forth on the most recent consolidated balance sheet of Borrower and its Subsidiaries and computed in accordance with GAAP.
        S-2
Tenth Amendment to Amended and Restated Credit Agreement

2.Section 1.1 – Defined Terms (Amended and Restated). The definitions of “Applicable Commitment Fee Margin,” “Applicable Eurodollar Rate Margin,” “Initial Pricing Period,” and “LIBOR,” contained in Section 1.1 of the Credit Agreement are hereby amended to read as follows:
“Applicable Commitment Fee Margin” means, for each Pricing Period, the margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	10.00
II	12.50
III	15.00
IV	17.50
V	20.00
“Applicable Eurodollar Rate Margin” means, with respect to any Eurodollar Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	87.50
II	100.00
III	112.50
IV	125.00
V	137.50
“Initial Pricing Period” means the period commencing on the Amendment No. 10 Effective Date and ending on the first Pricing Occurrence to occur thereafter.
“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.6(g),
(a)for any interest rate calculation with respect to a Eurodollar Rate Advance, the rate of interest per annum (rounded upwards, as necessary, to the nearest 1/16th of one percent (0.0625%)) determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Eurodollar Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Eurodollar Banking Days prior to the first day of the applicable Eurodollar Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m. (London time) two (2) Eurodollar Banking Days prior to the first day of the applicable Eurodollar Period for a period equal to such Eurodollar Period, and
(b)for any interest rate calculation with respect to an Alternate Base Rate Advance, the rate of interest per annum (rounded upwards, as necessary, to the nearest 1/16th of one percent (0.0625%)) determined on the basis of the rate for deposits in Dollars for a Eurodollar Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Alternate Base Rate Advance shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than zero percent (0.00%) and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.
3.Section 1.1 – Defined Term (Revised). The definition of “Permitted Encumbrances” contained in Section 1.1 of the Credit Agreement is hereby amended to add a new subsection (s) to read as follows:
(s) Liens consisting of pledges or deposits to secure obligations under agreements with the Automated Power Exchange and other obligations under power purchase agreements and statutory liens on all equity in CoBank, ACB required from time to time in connection with Indebtedness permitted pursuant to Section 6.10(f).
4.Section 6.10 – Indebtedness and Guaranty Obligations. Section 6.10 of the Credit Agreement is hereby amended to read as follows:
6.10    Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation if an Event of Default has occurred and is continuing or if, after giving effect thereto, Borrower would not be in compliance with the provisions of Section 6.12 or Section 6.13 or an Event of Default would otherwise occur. Notwithstanding the foregoing, Borrower shall not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness or Guaranty Obligation, except:

(i)Permitted Acquisition Indebtedness,
(ii)Permitted Capital Asset Indebtedness,
(iii)existing Indebtedness set forth on Schedule 6.10(b),
(iv)Indebtedness owed to Borrower or a wholly-owned Subsidiary,
(v)unsecured term Indebtedness of GSW (i.e., not revolving credit) that (i) either has a longer weighted average life than the Borrowings hereunder or satisfies the requirements of Section 6.1, (ii) to the extent that a Governmental Agency has regulatory jurisdiction over the issuance of such Indebtedness of GSW, the issuance of such Indebtedness is permitted by such regulatory jurisdiction, and (iii) is incurred in the ordinary course of business of GSW, is substantially consistent with the prior practices of GSW, and is provided by any Person or Governmental Agency under a credit agreement or facility substantially similar thereto,
(vi)unsecured Indebtedness of BVES that (i) BVES is permitted to incur by the Governmental Agency or Agencies, as applicable, having regulatory jurisdiction over BVES, (ii) is incurred in the ordinary course of business of BVES, and (iii) does not exceed at any time outstanding an aggregate amount of $125,000,000 (and for purposes of computing compliance with the foregoing, all then undrawn commitments under any revolving credit facility shall be deemed incurred and outstanding Indebtedness); provided, however, that in no event shall the aggregate amount of Indebtedness incurred pursuant to this subsection (f) exceed at any time outstanding ten percent (10%) of Consolidated Net Tangible Assets, and
(vii)other unsecured Indebtedness in the aggregate principal amount not to exceed $1,000,000.
5.Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):
(viii)The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:
a.duly executed counterparts of this Amendment signed by the parties hereto; and
b.such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Lender reasonably may require.
(ix)The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.
(x)All legal matters relating to the Loan Documents shall be reasonably satisfactory to McGuireWoods LLP, special counsel to the Administrative Agent.

6.Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.
7.Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 5 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 10 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
8.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.
9.Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.
[Remainder of page intentionally left blank; signature pages follow.]

Execution Version
    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER: AMERICAN STATES WATER COMPANY, a California corporation By: _/s/ Eva. G. Tang_____________ Name: Eva G. Tang Title: SVP-Finance, CFO, Treasurer & Corporate Secretary

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ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ DuVon G. Davis_________________ Name: DuVon G. Davis Title: Senior Vice President

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LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ DuVon G. Davis_________________ Name: DuVon G. Davis Title: Senior Vice President

146221719

ELEVENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 15, 2021, is entered into with reference to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 3, 2005, by and among AMERICAN STATES WATER COMPANY, a California corporation (“Borrower”), each of the lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and lead arranger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement. Section references herein are to sections of the Credit Agreement unless otherwise stated.
RECITALS
WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment.
WHEREAS, the Administrative Agent, Wells Fargo, as the sole existing Lender as of the date hereof, and Borrower have agreed to make certain changes in the terms and conditions set forth in the Credit Agreement, and have agreed to amend the Credit Agreement to reflect said changes.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
1.Section 1.1 – Defined Terms (New). The following defined terms are hereby added to Section 1.1 in the appropriate alphabetical place:
“Amendment No. 11” means the Eleventh Amendment to Amended and Restated Credit Agreement, dated as of June 15, 2021, among Borrower, each of the Lenders party thereto and the Administrative Agent.
“Amendment No. 11 Effective Date” means the “Effective Date” as defined in Amendment No. 11.

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2.Section 1.1 – Defined Terms (Amended and Restated). The definitions of “Applicable Commitment Fee Margin,” “Applicable Eurodollar Rate Margin,” and “Initial Pricing Period” contained in Section 1.1 of the Credit Agreement are hereby amended to read as follows:
“Applicable Commitment Fee Margin” means, for each Pricing Period, the margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	6.00
II	7.50
III	10.00
IV	12.50
V	15.00
“Applicable Eurodollar Rate Margin” means, with respect to any Eurodollar Rate Advance, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	55.00
II	65.00
III	75.00
IV	85.00
V	100.00

“Initial Pricing Period” means the period commencing on the Amendment No. 11 Effective Date and ending on the first Pricing Occurrence to occur thereafter.
3.Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied in a manner satisfactory to the Lenders in their sole and absolute discretion (the “Effective Date”):
(a)    The Administrative Agent shall have received all of the following in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)    duly executed counterparts of this Amendment signed by the parties hereto; and
(ii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent and/or any Lender reasonably may require.

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(b) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of this Agreement and each of the other Loan Documents prepared in connection therewith payable pursuant to Section 11.3, and invoiced to Borrower prior to the Effective Date, shall have been paid.
(c) All legal matters relating to the Loan Documents shall be reasonably satisfactory to McGuireWoods LLP, special counsel to the Administrative Agent.
4.Integration; Loan Document. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment shall constitute a Loan Document.
5.Representations and Warranties; No Defaults. Borrower hereby represents that all representations and warranties contained in Article 5 of the Credit Agreement (except to the extent such representations and warranties expressly speak as of a prior date, in which case they were true and correct in all material respects on and as of such earlier date) are and will be true and correct in all material respects on and as of the Amendment No. 11 Effective Date and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of, and after giving effect to, this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
6.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.
7.Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment, when taken together, will be deemed to be but one and the same instrument and execution of any such counterpart may be evidenced by facsimile or other electronic means of transmission of the signature of such party.
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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER: AMERICAN STATES WATER COMPANY, a California corporation By: /s/ Robert J. Sprowls Name: Robert J. Sprowls Title: President and Chief Executive Officer

ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ DuVon G. Davis Name: DuVon G. Davis Title: Senior Vice President

LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ DuVon G. Davis Name: DuVon G. Davis Title: Senior Vice President